UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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INSIGHT ENTERPRISES, INC.

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NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1 - ELECTION OF DIRECTORS
INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
MEETINGS OF THE BOARD AND ITS COMMITTEES
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL NO. 2 - APPROVAL OF THE INSIGHT ENTERPRISES, INC. 2007 OMNIBUS PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EXECUTIVE COMPENSATION RECOVERY
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL PLANS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED TABLE
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
CODE OF ETHICS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
OTHER MATTERS
Annex A - INSIGHT ENTERPRISES, INC. 2007 OMNIBUS PLAN

INSIGHT ENTERPRISES, INC.
1305 West Auto Drive
Tempe, Arizona 85284
NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
November 12, 2007
TO OUR STOCKHOLDERS:
     You are cordially invited to attend the Insight Enterprises, Inc. 2007 annual meeting of stockholders on Monday, November 12, 2007, at 11:00 a.m. local time, at our corporate headquarters, 1305 West Auto Drive, Tempe, Arizona 85284, for the following purposes:
(1)	To elect three Class I directors to serve until the 2010 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

(2)	To approve our 2007 Omnibus Plan;

(3)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

(4)	To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.
     These items are more fully described in the following pages, which are made part of this notice.
     Each outstanding share of our common stock entitles the holder of record at the close of business on September 21, 2007 to receive notice of and to vote at the annual meeting or any adjournment or postponement of the meeting. Shares of common stock can be voted at the annual meeting only if the holder is present in person or by valid proxy. A copy of our annual report to stockholders is enclosed.

By Order of the Board of Directors,

/s/ Stanley Laybourne

Tempe, Arizona	Stanley Laybourne
October 10, 2007	Chief Financial Officer, Secretary and Treasurer
YOU MAY VOTE YOUR SHARES BY TELEPHONE, VIA THE INTERNET OR BY MAIL BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, YOU SHOULD NOT RETURN YOUR PROXY CARD. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE YOUR SHARES ARE VOTED AT THE MEETING BY SUBMITTING WRITTEN NOTICE OF REVOCATION TO THE CORPORATE SECRETARY OF INSIGHT ENTERPRISES, INC. OR BY SUBMITTING ANOTHER TIMELY PROXY BY TELEPHONE, INTERNET OR MAIL. IF YOU ARE PRESENT AT THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, AND THE PROXY WILL NOT BE USED. IF YOU HOLD SHARES THROUGH A BROKER OR OTHER CUSTODIAN, PLEASE CHECK THE VOTING INSTRUCTIONS USED BY THAT BROKER OR CUSTODIAN.

INSIGHT ENTERPRISES, INC.
1305 West Auto Drive
Tempe, Arizona 85284
PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS
November 12, 2007
     This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Insight Enterprises, Inc. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card. This proxy statement is being sent to you in connection with this request and has been prepared for the Board of Directors by our management. The terms “we,” “our,” “Insight” and “Company” refer to Insight Enterprises, Inc. and its subsidiaries. This proxy statement is first being sent to our stockholders on or about October 10, 2007.
GENERAL INFORMATION

Who can vote?
You are entitled to vote your common stock if our records showed that you held your shares as of September 21, 2007, the record date for our meeting. At the close of business on that date, 50,389,780 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote. Your individual vote is confidential. We use our transfer agent to tabulate votes, but we will not disclose your vote to others.

How do I vote?
If your common stock is held by a broker, bank or other nominee (i.e., in street name), you will receive instructions from the registered holder that you must follow in order to have your shares voted. If you hold your shares in your own name (i.e., as a holder of record), you may vote your shares by mail, by telephone or over the Internet. To vote by mail you may instruct the persons named as proxies how to vote your common stock by signing, dating and mailing the proxy card in the envelope provided. You may vote by telephone or Internet 24 hours a day, 7 days a week until 12:00 p.m. (CT) on November 9, 2007. The enclosed proxy card contains instructions for telephone and Internet voting. Of course, you can always come to the meeting and vote your shares in person.

How may I revoke my proxy instructions?
You may revoke your proxy instructions by any of the following procedures:
1.	Send us another signed proxy with a later date;

2.	Send a letter to our Corporate Secretary revoking your proxy before your common stock has been voted by the persons named as proxies at the meeting; or

3.	Attend the annual meeting and vote your shares in person.

How are votes counted?
The annual meeting will be held if a majority of our outstanding shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting.
If you give us a proxy without giving specific voting instructions, your shares will be voted by the persons named as proxies as recommended by the Board of Directors. We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.
A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy, but are not counted for purposes of determining the number of shares entitled to vote on any proposal in respect of which the broker or other nominee lacks discretionary authority.

May I attend the annual meeting?
If you are a holder of record, you may attend the annual meeting. If you plan to attend the annual meeting, please indicate this when you vote. If you are a beneficial owner of common stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a broker or bank showing your current ownership and ownership of our shares on the record date are examples of proof of ownership. If you want to vote in person shares you hold in street name, you will have to get a proxy in your name from the registered holder before the annual meeting.

What vote is required?
The three nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee or you elect to withhold authority to vote for any nominee on your proxy card, your vote will not count for or against any nominee.
The 2007 Omnibus Plan will be approved upon the affirmative vote of the majority of shares voting on the proposal.
The proposal to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm will be adopted upon the affirmative vote of the majority of shares voting on the proposal.

Who pays the cost of this proxy solicitation?
We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies. We will solicit proxies by mail, except for any incidental personal solicitation made by our directors, officers and employees, for which they will not be paid. We have retained the services of Georgeson Inc. to assist in the distribution of proxies. We will pay approximately $10,000, plus reimbursement of out-of-pocket expenses, to Georgeson for its services.

Who should I call if I have questions?
If you have questions about the annual meeting or voting, please call our Corporate Secretary, Stanley Laybourne, at (480) 350-1142.

How may I receive a copy of Insight’s annual report on Form 10-K?
A copy of our annual report on Form 10-K for the year ended December 31, 2006 is enclosed. Insight will mail without charge, upon written request another copy of our annual report on Form 10-K for the year ended December 31, 2006, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be addressed to our Corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284. Our annual report on Form 10-K is also available at www.insight.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     There are two Board nominees for re-election to our Board this year: Bennett Dorrance and Michael M. Fisher. Both are Class I directors and have served as directors since 2004 and 2001, respectively. David J. Robino was appointed as a Class I director on May 1, 2007 and will stand for election at the 2007 annual meeting of stockholders. Our other Class I director, Eric J. Crown, informed us on May 10, 2007 that he has decided not to stand for re-election to the Board and will retire from Board service upon the completion of his current term at the 2007 annual meeting of stockholders. Each of Messrs. Dorrance, Fisher and Robino qualify as an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15). Unless otherwise instructed, the proxy holders will vote for the election of Messrs. Dorrance, Fisher and Robino. Each of the nominees has agreed to be named in this proxy statement and to serve if elected.
     We know of no reason why any of the nominees would not be able to serve. However, if any nominee is unable or declines to serve as a director, or if a vacancy occurs before election (which events are not anticipated), the proxy holders will vote for the election of such other person or persons as are nominated by the Board.
     On May 2, 2007, Insight announced that Stanley Laybourne, its Chief Financial Officer, Treasurer and Secretary and a Class III director, is retiring from the Company and its Board and that the Company is conducting a search to fill the chief financial officer position. Mr. Laybourne will assist with the search and the transition and will be with Insight in his current role through the transition period.
     Information concerning each director nominee is set forth below, along with information about other members of our Board and about our executive officers.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR ELECTION OF THE NOMINEES
INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
     Our Board currently consists of ten persons, divided into three classes serving staggered terms of three years. The terms of three Class I directors will expire at the 2007 annual meeting (if re-elected, their new terms will expire at the 2010 annual meeting). The terms of the Class II and Class III directors will expire at the 2008 and 2009 annual meetings, respectively. The names of our directors and executive officers, and information about them, are set forth below.

Eric J. Crown
(Age 45)
•	Class I Director

•	Chairman Emeritus
On May 10, 2007, Mr. Crown informed us that he has decided not to stand for re-election to the Board and will retire from Board service upon the completion of his current term at the 2007 annual meeting of stockholders. Mr. Crown is a co-founder of the Company, has served as Chairman of the Board and will retain his honorary title of Chairman Emeritus. Mr. Crown has held various officer and director positions with us and our predecessor corporations since 1988, including Chief Executive Officer. Eric J. Crown is the brother of Timothy A. Crown.

Timothy A. Crown
(Age 43)
•	Chairman of the Board

•	Class III Director

•	Chairman of the Executive Committee
Mr. Crown, a co-founder of the Company, stepped down from the position of President and Chief Executive Officer in November 2004, positions he had held since January 2000 and October 2003, respectively. Mr. Crown has been a director since 1994 and assumed the position of Chairman of the Board in November 2004. Mr. Crown had been employed by us or one of our predecessors since 1988. Timothy A. Crown is the brother of Eric J. Crown.

Bennett Dorrance
(Age 61)
•	Class I Director

•	Member of Compensation and Nominating and Governance Committees

•	Member of Options Subcommittee (September 2006 — March 2007)
Mr. Dorrance has been a director since 2004. He has been a Managing Director of DMB Associates, a real estate service company based in Scottsdale, Arizona since 1984. Mr. Dorrance has served on the Board of Directors of Campbell Soup Company since 1989. He was also a member of the Board of Directors of Bank One Corporation from 1997 to 2000.

Richard A. Fennessy
(Age 42)
•	Principal Executive Officer

•	President and Chief Executive Officer

•	Class II Director

•	Member of the Executive Committee
Mr. Fennessy was elected President and Chief Executive Officer effective November 2004 and was appointed Director in September 2005. From 1987 to 2004, Mr. Fennessy worked for International Business Machines Corporation (“IBM”), where he held numerous domestic and international executive positions. His most recent positions included: General Manager, Worldwide, ibm.com; Vice President, Worldwide Marketing – Personal Computer Division; and General Manager, Worldwide PC Direct organization.

Michael M. Fisher
(Age 61)
•	Class I Director

•	Chairman of the Audit Committee

•	Member of the Executive Committee

•	Member of Compensation and Nominating and Governance Committees through April 30, 2007
Mr. Fisher has been a director since 2001 and is the Audit Committee’s designated financial expert. Mr. Fisher has served as President of Power Quality Engineering, Inc., a manufacturer of specialty filters, since 1995.

Larry A. Gunning
(Age 63)
•	Class II Director

•	Member of the Nominating and Governance Committee

•	Chairman of Compensation Committee through April 30, 2007
Mr. Gunning has been a director since 1995. He has been Manager and Director of 3D Petroleum LLC, a petroleum company, since 2001. From 1988 to 2001, Mr. Gunning was President and a Director of Pasco Petroleum Corp., a petroleum marketing company that merged with 3D Petroleum LLC in 2001. Mr. Gunning is also a member and director of Cobblestone AutoSpa, which owns and operates several full-service carwashes.

Stanley Laybourne
(Age 58)
•	Principal Financial Officer

•	Chief Financial Officer, Secretary and Treasurer

•	Class III Director

•	Member of the Executive Committee
Mr. Laybourne has been a director since 1994. He became our Chief Financial Officer and Treasurer in 1991, served as Executive Vice President from 2002 to 2006 and served as Secretary from 1994 to October 2002 and from September 2004 to present. Mr. Laybourne is a certified public accountant.

Robertson C. Jones
(Age 62)
•	Class II Director

•	Chairman of the Nominating and Governance Committee

•	Member of the Audit Committee

•	Member of the Compensation Committee through April 30, 2007
Mr. Jones has been a director since 1995. Mr. Jones was Senior Vice President and General Counsel of Del Webb Corporation, a developer of master-planned residential communities, from 1992 through 2001.

Kathleen S. Pushor
(Age 49)
•	Class III Director

•	Member of Audit Committee

•	Member of Compensation Committee effective May 10, 2007

•	Member of Options Subcommittee (September 2006 — March 2007)

•	Member of Nominating and Governance Committee through April 30, 2007
Ms. Pushor was appointed director in September 2005. Since January 2006, she has served as President and Chief Executive Officer of the Greater Phoenix Chamber of Commerce. From 2003 to 2005, she served as the Chief Executive Officer of the Arizona Lottery. From 1999 to 2002, she operated an independent consulting practice in the technology distribution sector, and from 1998 to 2005, she was a member of the Board of Directors of Zones, Inc., a direct marketer of IT products.

David J. Robino
(Age 47)
•	Class I Director

•	Chairman of Compensation Committee effective May 10, 2007

•	Member of Nominating and Governance Committee effective May 1, 2007
Mr. Robino has been a director since May 2007. Mr. Robino served as a Non-Executive Director of Memec Group Holdings Limited, a global distributor of specialty semiconductors, from 2001 until the sale of that business to Avnet, Inc. in 2005. He served Gateway, Inc. first as Executive Vice President and Chief Administrative Officer and later as Vice Chairman from 1998 to 2001. Previously, he held executive positions at The Nielsen Company from 1989 to 1995 and at AT&T from 1995 to 1997.

Steven R. Andrews
(Age 54)
•	General Counsel
Mr. Andrews joined Insight Enterprises, Inc. in September 2007 as our General Counsel. Prior to joining Insight Enterprises, Inc., Mr. Andrews was Senior Vice President, Law and Human Resources of ShopKo Stores, Inc. from 2002 to 2006. Prior to joining ShopKo, Mr. Andrews served as Senior Vice President, General Counsel and Secretary of PepsiAmericas, Inc. from 1999 through 2001. Before that, Mr. Andrews was the interim President and Chief Executive Officer of Multigraphics, Inc., after having served as Vice President, General Counsel and Secretary from 1994 to 1999.

Catherine W. Eckstein
(Age 50)
•	Chief Marketing Officer
Ms. Eckstein joined Insight Enterprises, Inc. in March 2004 and was promoted to Chief Marketing Officer of Insight Enterprises, Inc. in May 2005. Before joining Insight Enterprises, Inc., Ms. Eckstein served as Senior Vice President of Marketing and Corporate Vice President of Worldwide Marketing at Ingram Micro from 2000 to 2003.

Stuart A. Fenton
(Age 39)
•	President – Insight EMEA
Mr. Fenton joined Insight Enterprises, Inc. in October of 2002 and was most recently promoted to President of our Insight EMEA operating segment in November 2006. Prior to his promotion, he held the position of Managing Director of Insight Direct UK Ltd. From 1995 to 2002, Mr. Fenton held various positions at Micro Warehouse Inc., serving most recently as the General Manager of Micro Warehouse Canada.

Gary M. Glandon
(Age 48)
•	Chief People Officer
Mr. Glandon joined Insight Enterprises, Inc. in February 2005 as Chief People Officer. Prior to joining Insight, Mr. Glandon served as Vice President of Human Resources for Honeywell International’s Aerospace division from 2003 to 2005. From 2001 to 2003, Mr. Glandon served as Vice President of Human Resources for Tanox, Inc., a publicly traded biopharmaceutical firm.

Karen K. McGinnis
(Age 40)
•	Senior Vice President and Chief Accounting Officer

•	Assistant Secretary
Ms. McGinnis joined Insight Enterprises, Inc. in March 2000 and was named Chief Accounting Officer in September 2006. She has served as Assistant Secretary since January 2005 and was promoted to Senior Vice President of Finance in April 2001. Ms. McGinnis is a certified public accountant.

Mark T. McGrath
(Age 42)
•	President – Insight North America/APAC
Mr. McGrath joined Insight Enterprises, Inc. in May 2005 as President of Insight Direct USA, Inc. He was appointed the President of our North America and APAC business segments in September 2006. From 1987 to 2005, Mr. McGrath worked for IBM, most recently serving as Vice President of IBM.com Americas, a division of IBM focused on leveraging the phone and the web. Earlier positions held at IBM included Vice President, IBM Direct (a division of ibm.com), and Vice President of Channel Sales, IBM Personal Computing Division.

David B. Rice
(Age 54)
•	Chief Information Officer
Mr. Rice joined Insight Enterprises, Inc. in July 2000 and was named Chief Information Officer of Insight Enterprises, Inc. in February 2005. Mr. Rice has served as Chief Information Officer of one of our operating entities from July 2000 to January 2005. Prior to joining Insight, he served as Vice President, IT Mail Order Operations at PCS Health Systems from 1994 to 2000.

MEETINGS OF THE BOARD AND ITS COMMITTEES
     The Board of Directors held a total of twelve meetings during the year ended December 31, 2006. None of our directors attended fewer than 75% of the aggregate of Board and Committee meetings. The Board currently does not have a policy with regard to director attendance at the Company’s annual meeting of stockholders. However, five of the nine Board members attended the annual meeting of stockholders in April 2006. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, and all of these are standing committees.
     In addition to the standing committees, in September 2006, the Board appointed an Options Subcommittee, consisting of Mr. Dorrance and Ms. Pushor, to conduct an independent investigation of the Company’s historical stock option practices (“the stock option review”). The Options Subcommittee reported its findings to the Board in March 2007.

     The Board has determined that the following directors meet the independence requirements of the Marketplace Rules of the NASDAQ Stock Market: Mr. Dorrance; Mr. Fisher; Mr. Gunning; Mr. Jones; Ms. Pushor; and Mr. Robino. The independent directors hold executive sessions without management present on a quarterly basis and more often as they determine appropriate.
     The Executive Committee consists of Messrs. Timothy A. Crown, Richard A. Fennessy, Michael M. Fisher and Stanley Laybourne. Effective May 1, 2007, Mr. Crown was appointed Chairman of the Executive Committee. The Executive Committee is empowered to act on Board matters that arise between meetings of the full Board or matters that require immediate attention when a quorum of our Board can not be convened. The Executive Committee did not meet in 2006.
     The Audit Committee consists of Messrs. Fisher, Chairman, Jones and Ms. Pushor and met nine times in 2006. The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing our financial reporting processes and the audit of Insight’s consolidated financial statements, including the integrity of the consolidated financial statements and the system of internal control over financial reporting established by management, our compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of our internal audit function with the Vice President of Internal Audit reporting directly to the Chairman and the independent registered public accounting firm, risk assessment and risk management, and finance and investment functions. In addition, the Audit Committee reviews and discusses the procedures undertaken in connection with their certifications with the Chief Executive Officer and the Chief Financial Officer. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee operates pursuant to a written charter, reviewed annually, adopted by the Audit Committee and approved by the Board. The charter may be viewed online on our website at www.insight.com by clicking on the “Highlights” tab under “Corporate Governance” in our “Investor Relations” section, which can be accessed in the drop down menu under “About Insight” on our welcome page.
     The Board has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ Marketplace Rules for audit committees. In particular, all Audit Committee members possess the required level of financial literacy, at least one member of the Audit Committee meets the current standard of requisite financial management expertise and our Board has determined that Mr. Fisher, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined in Regulation S-K. Each member of the Audit Committee is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15). Our policy is to discourage related party transactions, and prior approval of the Audit Committee is necessary for an officer or director to enter into a related party transaction.
     In 2006, the Compensation Committee, which was composed of Messrs. Gunning, Chairman, Dorrance, Fisher and Jones, met nine times. On May 1, 2007, the composition of the Committee changed to Messrs. Robino, Chairman, Dorrance and Ms. Pushor. Each member of the Compensation Committee, as composed in 2006 and as is currently composed, is or was, as applicable, an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15), a “non-employee” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and an “outside director” as defined by the Internal Revenue Service under the Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is charged with:

•	reviewing and approving the annual salary, cash incentive compensation, equity-based incentive compensation and other benefits, including perquisites and personal benefits, to be paid or awarded to directors and officers subject to the reporting requirements of Section 16(a) of the Exchange Act;

•	reviewing and recommending to the Board new equity-based incentive compensation plans and changes to existing plans; and

•	reviewing and discussing the Compensation Discussion and Analysis with management and recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
     The Compensation Committee operates pursuant to a written charter, reviewed annually, in effect since April 2004, which may be viewed online on our website at www.insight.com by clicking on the “Highlights” link under “Corporate Governance” in our “Investor Relations” section, which can be accessed in the drop down menu under “About Insight” on our welcome page. See further information regarding the Compensation Committee’s responsibilities in the section entitled “Compensation Discussion and Analysis.”
     In 2006, the Nominating and Governance Committee consisted of Messrs. Jones, Chairman, Dorrance, Fisher, Gunning and Ms. Pushor and met four times during 2006. On May 1, 2007, the composition of the Committee changed to Messrs. Jones, Chairman, Dorrance, Gunning, and Robino. The Nominating and Governance Committee, which recommends candidates to be nominated for election as directors at our annual meeting, regularly assesses the appropriate size of the Board and regularly reviews corporate governance principles and related policies for approval by the Board. The Nominating and Governance Committee operates pursuant to a written charter, reviewed annually, which may be viewed online on our website at www.insight.com by clicking on the “Highlights” tab under “Corporate Governance” in our “Investor Relations” section, which can be accessed in the drop down menu under “About Insight” on our welcome page. Each member of the Nominating and Governance Committee is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).
     The Nominating and Governance Committee is responsible for identifying, recruiting and evaluating candidates for the Board, when appropriate, and making recommendations to the Board regarding the membership of the committees of the Board. In evaluating Board candidates, the Nominating and Governance Committee does not have fixed requirements but will, instead, consider the breadth of business experiences and skills, prominence and reputation in their professions, their global business perspectives, concern for the long-term interests of the stockholders and personal ethics, integrity and judgment. The Nominating and Governance Committee from time to time engages the service of a professional search firm to identify and to evaluate potential nominees. Two of the nominees for directors being voted upon at the annual meeting, Mr. Dorrance and Mr. Fisher, are directors standing for re-election. The third nominee, Mr. Robino, was originally identified to the Nominating and Governance Committee by our Chief People Officer and was evaluated by the Nominating and Governance Committee as part of a formal search process. We have never received a recommendation for a director nominee from a stockholder who is not also a Board member or an employee. Our policy, however, would require that the Nominating and Governance Committee evaluate nominees recommended by stockholders in the same manner described above. Stockholders may propose director candidates for consideration by sending the name of any recommended candidate, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of our common stock to our Corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284 in accordance with the provisions set forth under the heading “Stockholder Proposals” in this proxy statement.

     Stockholders wishing to communicate with the Board or with a Board member should address communications to the Board or the particular Board member, c/o Corporate Secretary, Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, Arizona 85284. The Corporate Secretary will forward all such communication to the individual Board member or the Board, as appropriate.
COMPENSATION DISCUSSION AND ANALYSIS
     The purpose of this Compensation Discussion and Analysis is to provide information about each material element of compensation that we pay or award to, or that is earned by, our named executive officers. For 2006, our named executive officers were:
•	Richard A. Fennessy, President and Chief Executive Officer;

•	Stanley Laybourne, Chief Financial Officer, Secretary and Treasurer;

•	Mark T. McGrath, President, Insight North America/APAC;

•	Stuart A. Fenton, President, Insight EMEA; and

•	Gary M. Glandon, Chief People Officer.
     This Compensation Discussion and Analysis addresses and explains the numerical and related information contained in the summary compensation tables and includes actions regarding executive compensation that occurred after the end of 2006, including the award of discretionary bonuses related to 2006 performance, and the adoption of any new, or the modification of any existing, compensation programs.
     Executive Compensation Philosophy and Objectives
     Our long-term success depends on our ability to attract and retain individuals who are committed to the Company’s strategy and core values of client service, respect and integrity. Our general philosophy of executive compensation is to offer total compensation, including base salaries, cash incentives and equity-based incentives, but to emphasize incentive compensation which will:
•	be competitive in the marketplace;

•	permit us to attract and retain highly qualified executives;

•	encourage extraordinary effort on behalf of the Company;

•	reward the achievement of specific financial, strategic and tactical goals by the Company and the individual executive which aligns the interests of management with the interests of our stockholders; and

•	be financially sound.
     Compensation Consultants and Benchmarking
     The Compensation Committee utilizes internal resources, including our Chief People Officer, to help it carry out its responsibilities and has, from time to time, engaged independent consultants to assist it in fulfilling its responsibilities. The Compensation Committee has the authority to obtain advice and assistance from, and receives appropriate funding from us for, outside advisors as the Compensation Committee deems necessary to carry out its duties. During 2006, the Compensation Committee retained Towers Perrin, a global human resource consulting firm, as its independent compensation consultant to advise the Compensation Committee on all matters related to executive compensation and compensation programs in general. As such, Towers Perrin conducted a competitive analysis of the compensation for the most senior executives, including but not limited to the named executive officers, of the Company.

     The Towers Perrin analysis measured the competitiveness of the Company’s compensation relative to two groups of companies (the “comparison groups”). The comparison groups were chosen by Towers Perrin and approved by the Compensation Committee based upon primary characteristics such as similar business focus, labor market and size. Comparison Group One, which was considered to be the primary peer group, included nineteen publicly-traded product and service competitors and suppliers and other enterprises which may compete with the Company for executive talent. Comparison Group Two included twenty publicly-traded technology companies, many of which were significantly larger than Insight. Because of the large variance in size among the companies in Comparison Group Two, Towers Perrin adjusted the compensation data for the Comparison Group Two to reflect the revenue size of the Company. This size-adjusted data was used as a basis of comparison of compensation between Insight and the companies in Comparison Group Two. As neither group was limited to companies that are merely competitors or to those that are close comparisons in terms of sales and market capitalization, the Company does not consider these groups to be peer groups for other purposes. The specific companies included in the comparison groups are as follows:
Comparison Group One (the primary peer group)

Affiliated Computer Services, Inc.	CGI Group, Inc.	PetSmart, Inc.
Amazon.com, Inc.	IKON Office Solutions, Inc.	SYNNEX Corp.
Avnet Inc.	Ingram Micro, Inc.	Tech Data Corp.
BearingPoint, Inc.	Lexmark International, Inc.	Tellabs, Inc.
Bell Microproducts, Inc.	Office Depot, Inc.	Unisys Corp.
CACI International, Inc.	PC Connection, Inc.
CDW Corp.	Perot Systems Corp.
Comparison Group Two

Apple, Inc.	Hewlett-Packard Co.	The Reynolds and Reynolds Co.
Ceridian Corp.	International Business Machines Corp.	Sabre Holdings Corp.
Dell Inc.	IKON Office Solutions, Inc.	Seagate Technology
Dendrite International, Inc.	Intel Corp.	Sun Microsystems, Inc.
Electronic Data Systems Corp.	Lexmark International, Inc.	Unisys Corp.
EMC Corp. (Mass)	Microsoft Corp.	Xerox Corp.
HLTH Corp.	National Semiconductor Corp.
     The Towers Perrin study provided the Compensation Committee with compensation data for base salary, annual cash incentives and long-term incentive compensation for each comparison group. The study generally concluded that, with respect to total compensation, the Company is positioned below the median of each of the comparison groups. With respect to total cash compensation, which includes base salaries and incentive compensation, the Towers Perrin study generally concluded that the Company is competitive based on comparison group analysis. However, this conclusion was driven primarily by above target performance in 2006 incentive compensation, while base salaries were noted to be below market. With respect to long-term incentive compensation, Towers Perrin generally concluded that our equity-based incentive compensation plan, including the use of performance-based RSUs and the target level of grants to each executive, is competitive with market practices. The Towers Perrin report was delivered to the Compensation Committee in December 2006, and, accordingly, the Committee used the report, in addition to other relevant sources of information, such as past studies and existing pay levels, internal pay equity considerations and other publicly available information about trends in executive compensation, in setting compensation for executives for 2007. Additionally, Towers Perrin advised the Compensation Committee and the Company regarding executive compensation programs generally and provided advice on trends in compensation. The Committee anticipates that it will undertake similar periodic reviews in the future and that it will use the services of outside consultants for similar services in the future.

     Compensation Programs Design
     The principal components of compensation for named executive officers are:
•	base salary and benefits;

•	short-term cash incentive compensation;

•	long-term equity-based incentive compensation; and

•	severance and change in control plans.
     A significant percentage of total compensation is allocated to incentive compensation as a result of the executive compensation philosophy and objectives discussed above. There is no pre-established policy or target for the allocation between either cash or equity or short-term or long-term incentive compensation. Rather, the different elements of compensation are designed to support and encourage varying behaviors, as described below:
     Base Salary and Benefits
     Base salary and benefits are designed to attract and retain executives by providing a fixed compensation based on competitive market practice. This component of compensation is designed to reward an executive’s core competency in the role relative to skills, experience and expected contributions to the Company.
     The Compensation Committee reviews base salaries annually and targets base pay for executive officers at or near the median of the comparison groups and adjusts, as appropriate, for tenure, performance and variations in actual position responsibilities from position descriptions in the comparison groups. The Towers Perrin study concluded that base salary levels for executive officers were generally below the median levels of both comparison groups. As a result, on January 24, 2007, the Compensation Committee approved certain increases in executive base salaries; although the Compensation Committee increased Mr. Fennessy’s base salary by less than one percent, preferring instead to emphasize performance-based compensation by increasing his target cash incentive compensation. The approved 2007 salaries, as compared to 2006 salaries, include the following for named executive officers:
•	Richard A. Fennessy, President and Chief Executive Officer – $700,000 (2006 – $695,000);

•	Stanley Laybourne, Chief Financial Officer, Secretary and Treasurer – $375,000 (2006 – $350,000);

•	Mark T. McGrath, President, Insight North America/APAC – $375,000 (2006 – $325,000);

•	Stuart A. Fenton, President, Insight EMEA – $419,000[1] (2006 – $370,4002); and

•	Gary M. Glandon, Chief People Officer – $255,000 (2006 – $235,000).

[1]	Mr. Fenton’s 2007 salary was translated into U.S. dollars using the British Pound Sterling exchange rate in effect on January 24, 2007 of $1.98.

[2]	Mr. Fenton’s 2006 salary was translated into U.S. dollars using the British Pound Sterling average exchange rates for the quarters ended March 31, 2006 of $1.75; June 30, 2006 of $1.83; September 30, 2006 of $1.87 and December 31, 2006 of $1.96.
     Our named executive officers participate in employee benefit plans generally available to our employees, including medical, health, life insurance and disability plans. Our named executive officers are also eligible to participate in the Company’s 401(k) plan, and receive Company matching contributions, which are generally available to our employees. Mr. Fenton also receives an automobile allowance, which is a benefit generally available to the management team in the United Kingdom, where Mr. Fenton resides.

These benefits are part of our broad-based total compensation programs offered in the geography in which each of the executives resides.
     Short-Term Cash Incentive Compensation
     The Compensation Committee views cash incentive compensation as a means of closely tying a significant portion of the total potential annual cash compensation for executives to the financial performance of the Company or the portion of the Company for which the executive has management responsibility. Our cash incentive compensation plans are designed to reward individuals for the achievement of certain defined quarterly financial objectives of the Company, as well as annual individual or Company financial, strategic and tactical objectives, or both. The financial objectives and performance goals are approved by the Compensation Committee and are set at the beginning of the year. These objectives and goals are integrated into the management cash incentive plans throughout the organization to foster a team environment where the entire Company is focused on the same set of objectives and goals.
     The Compensation Committee annually reviews financial objectives, performance goals and target cash incentive compensation. The Compensation Committee targets cash incentive compensation for executive officers at or near the median of the comparison groups and adjusts, as appropriate, for tenure, performance and variations in actual position responsibilities from position descriptions in the comparison groups. The Towers Perrin study generally concluded that the Company’s cash incentive compensation is competitive based on comparison group analysis.
     2006 Cash Incentive Plan
     Under the 2006 Cash Incentive Plan, Messrs. Fennessy, Laybourne, Fenton, McGrath and Glandon earned cash incentive compensation based on achievement of financial objectives against targeted amounts for the Company or their respective business units, with payout varying with financial performance levels below and above target levels (awards were discretionary over or below specified levels). The target cash incentive amount was based on achievement of non-GAAP quarterly operating margin percentages (non-GAAP quarterly operating margin is defined under the plan as the quarterly operating margin modified for any adjustments which are reflected in the tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures in the quarterly press releases of the results of operations of the Company), paid quarterly, and on achievement of annual revenue growth, paid annually. For Mr. Glandon only, a portion was also paid quarterly and based on performance against quarterly performance goals. Due to the over-achievement of financial goals, the actual 2006 incentive cash compensation for the named executive officers was paid out at amounts higher than target as follows:
•	Richard A. Fennessy, President and Chief Executive Officer – $1,397,553 (target – $1,203,750);

•	Stanley Laybourne, Chief Financial Officer, Secretary and Treasurer – $900,646 (target – $775,750);

•	Mark T. McGrath, President, Insight North America/APAC – $528,418 (target – $465,985);

•	Stuart A. Fenton, President, Insight EMEA – $179,880[1] (target – $183,3002); and

•	Gary M. Glandon, Chief People Officer – $163,546 (target – $144,450);

[1]	Mr. Fenton’s 2006 incentive compensation was translated into U.S. dollars using the British Pound Sterling average exchange rates for the quarters ended March 31, 2006 of $1.75; June 30, 2006 of $1.83; September 30, 2006 of $1.87 and December 31, 2006 of $1.96.

[2]	Mr. Fenton’s 2006 target incentive compensation was translated into U.S. dollars using the British Pound Sterling exchange rate in effect at January 24, 2006 of $1.78.

     Additionally, on February 15, 2007, the Compensation Committee also approved the following discretionary cash bonuses for 2006 for the named executive officers:
•	Richard A. Fennessy, President and Chief Executive Officer – $150,000;

•	Stanley Laybourne, Chief Financial Officer, Secretary and Treasurer – $80,000;

•	Mark T. McGrath, President, Insight North America/APAC – $50,000;

•	Stuart A. Fenton, President, Insight EMEA – $78,341[1]; and

•	Gary M. Glandon, Chief People Officer – $15,000.

[1]	Mr. Fenton’s 2006 discretionary cash bonus was translated into U.S. dollars using the British Pound Sterling exchange rate in effect on February 15, 2007 of $1.96.
     In determining the amount of these discretionary bonuses, the Compensation Committee considered the additional responsibilities and projects assumed by these individuals during 2006, their performance in these roles and their overall cash compensation. In particular, their efforts in connection with the divestiture of Direct Alliance and the acquisition and integration of Software Spectrum, Inc. were considered. These amounts are in addition to incentives paid pursuant to the 2006 Cash Incentive Plan discussed above.
     2007 Cash Incentive Plan
     For 2007, the Compensation Committee retained its stance of increasing the emphasis on cash incentive compensation relative to base salary and, accordingly, set cash incentive plans for executive officers such that a significant portion of total compensation would be awarded through cash incentives if performance measures were met. Annual financial performance targets were set in conjunction with the annual budget process and were considered to be a challenge, but potentially achievable given the tactical and strategic plans that have been developed. The specific levels of performance have not been communicated externally and involve confidential, commercial information disclosure of which could result in competitive harm to the Company. Based on the Company’s financial performance during 2007 to date, it appears very likely that the target performance measures will be met or exceeded for 2007. The total target cash incentive compensation for 2007 will be based 60% on earnings from operations of the Company or the executives’ respective business units, to be determined and paid quarterly against a sliding scale with a minimum payout of zero and a maximum payout at 145% of the earnings from operations target. The remaining 40% of the target cash incentive compensation will be based on achievement against annual performance goals, with the Nominating and Governance Committee measuring the performance of the Chief Executive Officer of the Company and the Compensation Committee determining pay based on the results of that review and the balance of the performance measurements being determined by the Chief Executive Officer. The Compensation Committee may also make discretionary awards outside of the plan if performance goals are exceeded.
     The Compensation Committee continued efforts in 2007 to adjust cash incentive structures to yield cash incentive compensation and total cash compensation closer to amounts at or above the median of both comparison groups. As such, the Compensation Committee initiated a concerted effort to align the basis of compensation over the entire senior management team and remained committed to providing overall compensation for the entire team of named executive officers that is competitive with total cash compensation offered in the market assuming performance measures are met. In determining the amount of target cash incentive compensation for 2007, the Compensation Committee considered the results of the Towers Perrin study and the additional scope and responsibilities assumed by these individuals during 2006, primarily as a result of the acquisition of Software Spectrum, Inc. On January 24, 2007, the Compensation

Committee approved the 2007 target cash incentive compensation plan for named executive officers. The approved 2007 target cash incentive compensation, as compared to 2006 target cash incentive compensation, includes the following for named executive officers:
•	Richard A. Fennessy, President and Chief Executive Officer – $1,400,000 (2006 target – $1,203,750);

•	Stanley Laybourne, Chief Financial Officer, Secretary and Treasurer – $800,000 (2006 target – $775,750);

•	Mark T. McGrath, President, Insight North America/APAC – $500,000 (2006 target – $465,985);

•	Stuart A. Fenton, President, Insight EMEA – $241,000[1] (2006 target – $183,3002); and

•	Gary M. Glandon, Chief People Officer – $155,000 (2006 target – $144,450).

[1]	Mr. Fenton’s 2007 target incentive compensation was translated into U.S. dollars using the British Pound Sterling exchange rate in effect on January 24, 2007 of $1.98.

[2]	Mr. Fenton’s 2006 target incentive compensation was translated into U.S. dollars using the British Pound Sterling exchange rate in effect at January 24, 2006 of $1.78.
     Long-Term Equity-Based Incentive Compensation
     The Compensation Committee views long-term equity-based compensation as a critical component of the overall executive compensation program. The principle objectives for long-term equity-based compensation are to:
•	enhance the link among Company performance, the creation of stockholder value and long-term incentive compensation;

•	facilitate increased equity ownership by executives;

•	encourage retention through use of multiple-year vesting periods; and

•	provide competitive levels of total compensation to executive officers.
     Long-term equity-based incentives are currently issued in the form of service and performance-based RSUs. The performance-based RSUs are awarded for achieving threshold levels of financial performance with greater numbers of shares awarded for higher levels of financial performance. If the Company’s financial performance does not meet or exceed a set performance threshold, no performance-based RSUs are awarded. The performance-based RSUs are issued with a three-year vesting period and the number of RSUs issued is based on the Company’s performance against pre-defined annual key financial performance metrics (diluted EPS for 2006 and 2007). To encourage overachievement of targets, significant upside exists related to the number of RSUs ultimately issued. The three-year vesting period is designed to encourage continued employment with the Company. All grants of equity-based compensation are currently made under the Company’s the 1998 LTIP.
     The Compensation Committee reviews target equity-based incentive compensation annually and targets equity-based incentive compensation for executive officers at or near the median of the comparison groups. With respect to long-term incentive compensation, Towers Perrin generally concluded that our equity-based incentive compensation plan, including the use of performance-based RSUs and the target level of grants to each executive, is competitive with market practices.
     In order to link equity-based incentive compensation more closely to annual performance and to continue to align the interests of management and stockholders and, in part, in light of changing market expectations, the Compensation Committee adopted a practice of initiating annual grants of equity-based incentive compensation awards to executives early in the year (as opposed to later in the year or periodically throughout the year) in connection with the annual budgeting process. Also, early in the year, the Compensation Committee will approve a pool of shares from which the Chief Executive Officer may make annual RSU program grants, as well as discretionary or new hire RSU grants throughout the year, or both, to individuals other than individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act. The pool of RSUs is based on the recommendation of management and review of the overall equity compensation expense expected to be recorded in current and future years in the consolidated financial statements.
     2006 Equity-Based Incentive Plan
     For 2006, target RSUs granted to executive officers were 60% performance-based and 40% service-based. The number of RSUs under the performance-based grants increased or decreased with actual non- GAAP EPS (non-GAAP EPS is defined under the plan as EPS modified for any adjustments which are reflected in the tabular reconciliation of financial measures prepared in accordance with United States GAAP to non-GAAP financial measures in the quarterly press releases of the results of operations of the Company), greater or less than target EPS, with a minimum number of zero and a maximum number of 150% of the target award. The Compensation Committee also has the ability to make discretionary awards outside of the plan, although no discretionary awards were made to the named executive officers during 2006 or as a result of 2006 performance. The RSUs vest in three equal annual installments beginning February 1, 2007.
     Due to the over-achievement of 2006 actual EPS, as compared to target EPS, the 2006 total number of RSUs, which included both service-based and performance-based RSUs, granted to the named executive officers, as compared to 2006 target awards, was as follows:
•	Richard A. Fennessy, President and Chief Executive Officer – 44,800 (target – 40,000);

•	Stanley Laybourne, Chief Financial Officer, Secretary and Treasurer – 33,600 (target – 30,000);

•	Mark T. McGrath, President, Insight North America/APAC – 33,600 (target – 30,000);

•	Stuart A. Fenton, President, Insight EMEA – 24,600 (target – 22,000); and

•	Gary M. Glandon, Chief People Officer – 16,800 (target – 15,000).
     2007 Equity-Based Incentive Plan
     Target RSUs granted to executive officers on February 14, 2007 were 100% performance-based. The number of RSUs under the performance-based grants increases or decreases with actual EPS (for the fiscal year ending December 31, 2007, on a consolidated non-GAAP diluted basis with non-GAAP EPS being defined under the plan as the actual 2007 EPS from continuing operations excluding any expenses in 2007 related to the stock option review in excess of budgeted amounts) greater or less than target EPS, with a minimum number of zero and a maximum number of 130% of the target award. Annual financial performance targets are set in conjunction with the annual budget process and are considered to be a challenge, but potentially achievable given the tactical and strategic plans that have been developed. The Compensation Committee may also make discretionary awards outside of the Plan if performance goals are exceeded. Any performance-based RSUs that are awarded will vest in three equal installments beginning February 14, 2008.
     In determining the amount of target equity-based incentive compensation for 2007, the Compensation Committee considered the results of the Towers Perrin study and the additional scope and responsibilities assumed by these individuals during 2006, primarily as a result of the acquisition of Software Spectrum, Inc.

The 2007 performance-based RSUs, granted on February 14, 2007, included the following target awards for named executive officers, as compared to 2006 target awards:
•	Richard A. Fennessy, President and Chief Executive Officer – 50,000 (2006 target – 40,000);

•	Stanley Laybourne, Chief Financial Officer, Secretary and Treasurer – 37,500 (2006 target – 30,000);

•	Mark T. McGrath, President, Insight North America/APAC – 37,500 (2006 target – 30,000);

•	Stuart A. Fenton, President, Insight EMEA – 27,500 (2006 target – 22,000); and

•	Gary M. Glandon, Chief People Officer – 18,750 (2006 target – 15,000).
     Severance and Change in Control Plans
     Severance and change in control plans are designed to facilitate the Company’s ability to attract and retain executives as the Company competes for talented employees in a marketplace where such protections are commonly offered. Severance benefits provide benefits to ease an executive’s transition due to an unexpected employment termination by the Company due to changes in the Company’s employment needs. Change in control benefits encourages executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. See further detail under the section entitled “Employment Agreements, Severance and Change in Control Plans.”
     Perquisites
     We provide our executive officers with relatively limited perquisites that we believe are reasonable and in the best interests of Insight and its stockholders. In 2006, Mr. Fenton was provided with an automobile allowance, which is a benefit generally available to the management team in the United Kingdom, where Mr. Fenton resides. These benefits are part of our broad-based total compensation programs offered in the geography in which each of the executives resides. The value of aggregate perquisites to named executive officers did not exceed $10,000 for any individual named officer, except Mr. Fenton.
     Stock Ownership Guidelines
     On February 15, 2007, the Board, upon the recommendation of the Compensation Committee, adopted stock ownership guidelines that:
•	are designed to align the interests of key executives, Board members and stockholders;

•	provide a five-year transition period to reach ownership guidelines; and

•	define which ownership interests will count towards the guidelines.
     The guidelines specify that, as of each January 1, each executive and each Board member is expected to hold Insight shares at least equal to a multiple of his or her annual base salary or annual amount of the quarterly board retainer. For the President and Chief Executive Officer, two times annual base salary is required, for all other Executives, one times annual base salary is required, and for Board members, two times annual base retainer is required. Failure to meet or to show sustained progress toward meeting the Stock Ownership Guidelines may result in a reduction in future long term incentive grants and also may result in a requirement to retain either a percentage of or all stock attained through Company grants of equity until the Stock Ownership Guidelines are attained.

     Role of Executives in the Compensation Setting Process.
     The Compensation Committee has the overall responsibility for approving the cash based incentive compensation for the officers subject to the reporting requirements of Section 16(a) of the Exchange Act. To facilitate this process, the Chief Executive Officer and Chief People Officer prepare and present information and recommendations to the Committee for review, consideration and approval.
     With respect to compensation of all other teammates, the Committee functions in an oversight role as these decisions are considered the responsibility of management. With respect to equity-based compensation, the Committee approves the pool of available shares from which all grants of equity-based awards are made. Similar to cash based incentive compensation, for all officers subject to the reporting requirements of Section 16(a) of the Exchange Act, the Chief Executive Officer and Chief People Officer prepare and present information and recommendations to the Committee for review, consideration and approval of the equity-based awards by the Compensation Committee. For all other teammates, management is responsible for recommending to the Committee the persons to receive grants and the nature and size of the proposed equity-based awards.
     The Chief Executive Officer does not have the ability to call Compensation Committee meetings and does not attend Compensation Committee meetings when his compensation is discussed. During 2006, the Chief Executive Officer did not meet with Towers Perrin outside Compensation Committee meetings or retain any other compensation consultant.
     Chief Executive Officer Compensation
     The Compensation Committee determines compensation for the Chief Executive Officer using the same criteria it uses for other executives, placing relatively less emphasis on base salary and, instead, creating greater performance-based opportunities for short-term and long-term incentive compensation (cash and equity, respectively). The Nominating and Governance Committee meets each year in executive session to evaluate the performance of the Chief Executive Officer, and the Compensation Committee sets the compensation of the Chief Executive Officer following that performance review.
     2006 and Prior
     Mr. Fennessy joined the Company in November 2004, and, at that time, the Compensation Committee set a base salary for Mr. Fennessy at $695,000, the salary of Mr. Fennessy’s predecessor. No change in base salary was made during 2005 or 2006. Additionally, at the time Mr. Fennessy joined the Company, the Compensation Committee decided that it was important to provide Mr. Fennessy with equity compensation in the form of stock options and restricted stock in order to motivate and reward him for long-term strategic management of the Company and increases in stockholder value, and the Committee committed to making those awards in his employment agreement. Accordingly, and pursuant to his employment agreement, upon his hire date, he received a grant of options to acquire 500,000 shares of our common stock. In January 2005, he received a grant of options to acquire 250,000 shares of our common stock and a grant of 75,000 shares of restricted stock. As discussed above, Mr. Fennessy also received:
•	along with other executive officers, a grant of stock options to acquire 100,000 shares of our common stock in May 2005;

•	grants of RSUs (16,000 target service-based RSUs and 24,000 target performance-based RSUs based on achievement of non-GAAP EPS targets defined under the plan as EPS modified for any adjustments which are reflected in the tabular reconciliation of financial measures prepared in accordance with GAAP to non-GAAP financial measures in the quarterly press releases of the results of operations of the Company) in January 2006; and

•	the opportunity to receive cash incentive compensation based on non-GAAP quarterly operating margin percentages (non-GAAP quarterly operating margin is defined under the plan as the quarterly operating margin modified for any adjustments which are reflected in the tabular reconciliation of financial measures prepared in accordance with GAAP to non-GAAP financial measures in the quarterly press releases of the results of operations of the Company), and annual net sales growth under the 2006 Cash Incentive Plan.
     As noted above, for 2006, Mr. Fennessy earned the following cash compensation and equity awards under the 2006 compensation programs:
•	base salary – $695,000;

•	cash incentive compensation – $1,547,553 (includes a discretionary bonus of $150,000); and

•	number of service-based and performance-based RSUs – 44,800.
     2007
     For 2007, the Compensation Committee approved the following target cash compensation and target equity awards for Mr. Fennessy:
•	base salary – $700,000;

•	target cash incentive compensation – $1,400,000; and

•	target number of performance-based RSUs – 50,000.
     Mr. Fennessy’s 2007 salary was increased from $695,000 to $700,000, the first increase in base salary since Mr. Fennessy joined the Company in November of 2004.
     As discussed above, and consistent in design with the other named executive officers, the total 2007 target cash incentive compensation of $1,400,000 for Mr. Fennessy will be based $840,000 (i.e., 60%) on earnings from operations, to be determined and paid quarterly against a sliding scale with a minimum payout of zero and a maximum payout of 145% of the earnings from operations target award. The remaining $560,000 (i.e., 40%) of the target cash incentive compensation will be based on achievement against annual performance goals, with the Nominating and Governance Committee measuring the performance of Mr. Fennessy and the Compensation Committee determining pay based on the results of that review. Mr. Fennessy’s annual performance goals are determined at the beginning of the year and include financial, strategic and tactical goals that both Mr. Fennessy and the Board agree are important to drive the Company’s success. As discussed above, annual financial performance targets are set in conjunction with the annual budget process and are considered to be challenging, but potentially achievable given the tactical and strategic plans that have been developed. The Compensation Committee may also make discretionary awards outside of the plan if performance goals are exceeded.
     The number of RSUs under the performance-based grants increases or decreases from the target amount of 50,000 with actual EPS (for the fiscal year ending December 31, 2007, on a consolidated non-GAAP diluted basis defined under the plan as the actual 2007 EPS from continuing operations excluding any expenses in 2007 related to the stock option review in excess of budgeted amounts) greater or less than target EPS, with a minimum number of zero and a maximum number of 130% of the target award. The Compensation Committee may also make discretionary awards outside of the plan if performance goals are exceeded. The RSUs will vest in three equal annual installments beginning February 14, 2008.

Tax and Accounting Considerations
     Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally prohibits a public company from taking an income tax deduction for compensation over one million dollars paid to the Chief Executive Officer and its four other highest paid executive officers unless certain conditions are met. While the anticipated tax treatment of base and incentive compensation is given some weight in making compensation decisions, the Compensation Committee has not adopted a policy of limiting awards of compensation to amounts that would be deductible under Section 162(m) because the Compensation Committee believes that awards of compensation which would not comply with the Section 162(m) requirements may at times further the long-term interests of the Company and its stockholders. The Compensation Committee believes that it is important to maximize the corporate tax deductibility of executive compensation. Therefore, to ensure deductibility of payments made in the future, the Company is seeking stockholder approval of its 2007 Omnibus Plan, as described in Proposal #2 below.
     Accounting for Stock-Based Compensation
     Effective January 1, 2006, we adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” (“SFAS No. 123R”). Under the fair value recognition provisions of SFAS No. 123R, we recognize stock-based compensation based on the fair value at the grant date net of an estimated forfeiture rate and only recognize compensation expense for those shares expected to vest over the requisite service period of the award.
COMPENSATION COMMITTEE REPORT
     Based on the Compensation Committee’s review of the above Compensation Discussion and Analysis and discussions with management, the Compensation Committee recommends that the Board include the Compensation Discussion and Analysis in this proxy statement for the annual meeting on November 12, 2007.
     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.
COMPENSATION COMMITTEE:

Larry A. Gunning, Chairman	Bennett Dorrance
Robertson C. Jones	Michael M. Fisher
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was at any time during 2006 or at any other time an officer or employee of Insight, and no member had any relationship with Insight requiring disclosure under Item 404 of Regulation S-K.  No executive officer of Insight has served on the Board or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee of Insight during the 2006 fiscal year.

PROPOSAL NO. 2
APPROVAL OF THE INSIGHT ENTERPRISES, INC. 2007 OMNIBUS PLAN
     We are asking stockholders to approve the Insight Enterprises Inc. 2007 Omnibus Plan (the “2007 Plan”). Our Board of Directors adopted the 2007 Plan on October 1, 2007, subject to stockholder approval. On the effective date of the 2007 Plan, 4,250,000 new shares of common stock will be reserved for issuance under the 2007 Plan.
     In addition to reserving for issuance 4,250,000 shares, the 2007 Plan also includes updated provisions relating to performance goals and treatment of equity compensation in a change in control, among other things. Based on our estimated usage rate for these shares, we currently anticipate depleting the shares reserved under our existing equity compensation plans by the end of fiscal year 2011. We anticipate that the 4,250,000 shares for which we are seeking stockholder approval will provide sufficient shares for our equity compensation program through fiscal year 2010, and that we will need to seek stockholder approval for additional shares at the 2010 annual stockholders meeting. In order to have an appropriate range of equity incentives to create incentives for our current management team and recruit, hire and retain the top talent that we will require to successfully execute our business strategy, the Board believes that we must replace our prior incentive plans with the 2007 Plan and reserve the 4,250,000 new shares of common stock for issuance under the 2007 Plan.
     As of August 31, 2007, there were 2,260,559 shares of common stock reserved for issuance, but not subject to outstanding awards, under our 1998 Long Term Incentive Plan (the “1998 LTIP”). The 1998 LTIP authorizes the Board to reserve for issuance additional shares such that the number of shares of common stock remaining available for grant under the 1998 LTIP and any of our other option plans, plus the number of shares of common stock granted but not yet exercised under the 1998 LTIP and any of our other option plans, shall be the maximum number of shares that does not exceed 20% of the outstanding shares of our common stock at the time of calculation of the additional shares. On October 1, 2007, the Board capped the number of shares reserved for future issuances under the 1998 LTIP at 1,500,000 shares, and will not exercise its authority under the 1998 LTIP to increase this amount going forward.
     The following table sets forth information regarding awards granted and earned, the rate for each of the last three fiscal years and the average run rate over the last three years.

	Year Ended December 31,			3-Year
	2006	2005	2004	Average
Stock option awards granted	—	1,684,370	3,341,326

Service-based restricted stock unit awards granted	402,880	130,000	—

Actual performance-based restricted stock units earned	—	—	—

Common shares outstanding at fiscal year end	48,868,054	47,736,479	49,403,291

Run rate	0.82%	3.80%	6.76%	3.80%

     If the 2007 Plan is approved by our stockholders, the 1998 LTIP will be suspended, and no additional awards will be made under the 1998 LTIP. If the 2007 Plan as proposed is not approved by our stockholders, awards will continue to be made under the 1998 LTIP and the 1998 LTIP will remain in effect.
     As of August 31, 2007, there are 434,417 shares of common stock reserved for issuance, but not subject to outstanding awards, under our 1998 Restricted Stock Plan, 490 shares of common stock reserved for issuance, but not subject to outstanding awards, under our 1998 Officer Restricted Stock Plan and 855,199 shares of common stock reserved for issuance, but not subject to outstanding awards, under our 1999 Broad Based Plan. As of October 1, 2007, the 1998 Restricted Stock Plan, the 1998 Officer Restricted Stock Plan and the 1999 Broad Based Plan have been suspended, and no additional awards may be granted under such plans.
     As of September 21, 2007 (the record date for our meeting), we had 3,526,438 options outstanding with a weighted average exercise price of $19.3663 and a weighted average life of 2.17 years and had 1,263,119 full-value awards (restricted stock and restricted stock units) outstanding.
     As of August 31, 2007, approximately 1,100 of our employees were participating in the 1998 LTIP. As of August 31, 2007, a total of 1,270,715 shares of common stock were subject to outstanding awards under the 1998 LTIP and the 1999 Broad Based Plan.
     A copy of the 2007 Plan is attached to this proxy statement as Annex A. The following description of the 2007 Plan is a summary and is not intended to be a complete description of the 2007 Plan. Please read the 2007 Plan attached to this proxy statement as Annex A for more detailed information.
Description of 2007 Plan
     Purpose
     The purpose of the 2007 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of Insight by providing them with the opportunity to acquire a proprietary interest in Insight and to align their interests and efforts to the long-term interests of Insight’s stockholders.
     Administration
     The 2007 Plan will be administered by our Board of Directors or the Compensation Committee of our Board of Directors, or any other committee appointed by the Board to administer the 2007 Plan. The Compensation Committee has the full and exclusive discretionary authority to construe and interpret the 2007 Plan and the rights granted under it and to establish rules and regulations for the administration of the 2007 Plan. The Compensation Committee may delegate to one or more of our officers, within limits prescribed by the Board of Directors or the Compensation Committee, the right to grant awards with respect to participants who are not officers or directors.
     Eligibility
     Awards may be granted under the 2007 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of Insight or any related company. As of August 31, 2007, approximately 5,100 employees and officers were eligible to participate in the 2007 Plan.

     Types of Awards
     The 2007 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options; (2) stock appreciation rights; (3) stock awards, restricted stock and stock units; (4) performance shares and performance units conditioned on meeting performance criteria; and (5) other stock or cash-based awards.
     Stock Options. Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the 2007 Plan must be at least 100% of the fair market value of our common stock on the grant date. Alternatively, if the Compensation Committee so determines in its sole discretion, the Compensation Committee may establish an exercise price equal to the average of the fair market value of our common stock over a period of up to 30 trading days. The Compensation Committee will fix the term of each option. Each option will be exercisable at such time or times as determined by the Compensation Committee. Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of shares of common stock (including shares covered by the option being exercised) or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the Compensation Committee. Options may also be exercised by means of a broker-assisted cashless exercise.
     After termination of service, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement.
     Stock Appreciation Rights (“SARs”). SARs may be granted alone (“freestanding”) or in addition to a specific option granted under the 2007 Plan. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The Compensation Committee may impose any conditions or restrictions on the exercise of an SAR as it deems appropriate; however, under the 2007 Plan the grant price of a freestanding SAR generally will be determined in the same manner as the grant price for options granted under the 2007 Plan, and the term will be ten years or such shorter period as set by the Compensation Committee. Payment upon exercise of an SAR will be in cash, stock, other property or any combination of cash, stock or other property as determined by the Compensation Committee and set forth in the instrument evidencing the award. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.
     Stock Awards, Restricted Stock and Stock Units. Awards of shares of stock, or awards designated in units of stock, may be granted under the 2007 Plan. These awards may be made subject to forfeiture restrictions at the Compensation Committee’s discretion, and the Compensation Committee may waive any such restrictions at any time in its sole discretion. Until the lapse of any such restrictions, recipients may not dispose of their restricted stock.
     Performance Awards. Performance awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to property other than stock. Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Compensation Committee, and the amount of any payment may be adjusted on the basis of such further consideration as the Compensation Committee determines. Performance awards may be paid entirely in cash, stock or other property, or in any combination of those, at the discretion of the Compensation Committee.

     Other Stock- or Cash-Based Awards. The Compensation Committee is also authorized to grant to participants under the 2007 Plan, either alone or in addition to other awards granted under the 2007 Plan, incentives payable in cash or in shares of common stock subject to terms and conditions determined by the Compensation Committee.
     Shares subject to the 2007 Plan
     Number of Shares Reserved for Issuance. The 2007 Plan authorizes the issuance of up to 4,250,000 shares of common stock. Shares of common stock covered by an award granted under the 2007 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2007 Plan that are forfeited, settled for cash or otherwise terminated, and shares withheld by or tendered in connection with the exercise of an option or other award granted under the 2007 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards, will become available for issuance under the 2007 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2007 Plan. The shares of stock deliverable under the 2007 Plan will consist of authorized and unissued shares. The Compensation Committee may adjust the aggregate number of shares or the number of shares subject to awards under the plan in the event of a change affecting shares of our common stock, such as stock dividends, recapitalization, reorganization or mergers.
     Limitations on Use of Shares Subject to the 2007 Plan. The 2007 Plan contains limitations on the number of shares of common stock that may be awarded in any one year to certain participants, and on the aggregate maximum number of shares of common stock that can be awarded under certain types of awards. The Compensation Committee may not make awards under the 2007 Plan to any single participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) in any calendar year that relate to more than 500,000 shares of common stock, except that the Compensation Committee may make an additional one-time award to a newly hired or promoted covered employee relating to up to 1,000,000 shares of common stock. In addition, the Compensation Committee may not grant performance units to any single covered employee in any one calendar year with a maximum dollar value greater than $10 million. With respect to 90% of the shares authorized for issuance under the 2007 Plan, the Compensation Committee may only make awards, other than awards of options or stock appreciation rights and awards to nonemployee directors, that have at least a minimum forfeiture restriction that lapses based on (1) the accomplishment of performance goals with a performance period of at least one year or (2) continuous service for at least a three-year period, and the Compensation Committee may not cancel, waive or amend these restrictions other than in the event of death, disability, retirement, or a company transaction, change in control, sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of Insight.
     Nonassignability of Awards
     Unless the Compensation Committee determines otherwise, no award granted under the 2007 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the Compensation Committee or by the laws of descent and distribution. Each award may be exercisable only by the participant.
     Amendment and Termination
     Unless earlier terminated by the Board of Directors or the Compensation Committee, the 2007 Plan will terminate ten years from its effective date. The Board of Directors or the Compensation Committee may generally amend, suspend or terminate all or a portion of the 2007 Plan at any time, as long as the rights of a participant are not materially impaired, without the participant’s consent, subject to stockholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the Compensation Committee, to qualify with tax requirements. The Compensation Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent. The Compensation Committee may not reprice options or SARs without stockholder approval. Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, that would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Code.
     Performance-Based Compensation Under Section 162(m)
     Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, the Compensation Committee determines the terms and conditions of awards. If the Compensation Committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals it may choose include any or all of the following or any combination: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance; or cash management or asset management metrics. Performance goals may be stated in absolute terms or relative to the performance of comparison companies. Performance goals may relate to the performance of Insight as a whole or any business unit of Insight, as determined by the Compensation Committee. The Compensation Committee shall have absolute discretion to reduce the amount of the award payable to any participant for any period below the maximum award determined based on the attainment of performance goals. The Compensation Committee may waive the achievement of applicable performance goals except in the case of death or disability of a participant.
     The Compensation Committee may also provide in any award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of the exemption under Section 162(m) of the Code.
     Company Transaction and Change in Control
     Restrictions on awards granted under the 2007 Plan will terminate in certain circumstances that constitute a change in control or a merger, stock or asset sale or similar company transaction that does not involve a related party.
     Change in Control. Under the 2007 Plan, a change in control of Insight means the occurrence of any of the following events:

•	An acquisition of beneficial ownership of 40% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of Insight entitled to vote generally in the election of directors (excluding any acquisition directly from Insight, any acquisition by Insight, any acquisition by any employee benefit plan Insight or a related party transaction).

•	A change in the composition of our Board of Directors during any two-year period such that the incumbent Board members cease to constitute at least a majority (not including directors whose election was approved by more than half of the incumbent Board).
     Under the 2007 Plan, to maintain all of the participants’ rights in the event of a change in control of Insight (as described below), unless the Compensation Committee determines otherwise with respect to a particular award:
•	Any options and SARs become fully exercisable and vested to the full extent of the original grant.

•	Any restrictions and deferral limitations applicable to any restricted stock or stock units lapse.

•	All performance shares and performance units will be earned and payable in full at target levels, and any deferral or other restrictions lapse and such performance shares and performance units will be immediately settled or distributed.

•	Any restrictions and deferral limitations and other conditions applicable to any other awards lapse, and such other awards become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
     The Compensation Committee can provide a cash-out right for awards in connection with a change in control.
      Company Transaction. Under the 2007 Plan, a company transaction means the consummation of any of the following:
•	a merger or consolidation of Insight with or into any other company or other entity;

•	a sale in one transaction or a series of transactions undertaken with a common purpose of acquiring at least 50% of Insight’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of Insight’ assets.
     Under the 2007 Plan, a related party transaction means a company transaction pursuant to which:
•	the beneficial ownership of Insight or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such company transaction;

•	no entity (other than Insight or an affiliate) will beneficially own 40% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities; and

•	our incumbent board will, after the company transaction, constitute at least a majority of the board of the company resulting from such company transaction.
     Under the 2007 Plan, to maintain all of the participants’ rights in the event of a company transaction that is not a change in control or a related party transaction, unless the Compensation Committee determines otherwise at the time of grant with respect to a particular award or elects to cash out awards:
•	All outstanding awards (other than performance awards) become fully and immediately exercisable, and any restrictions or forfeiture provisions lapse, immediately prior to the company transaction, unless such awards are converted, assumed or replaced by the successor company.
•	Performance awards earned and outstanding become payable in full at target levels, and deferrals or other restrictions not waived by the Compensation Committee shall remain in effect.
     U.S. Federal Income Tax Consequences
     The following briefly describes the U.S. federal income tax consequences of the 2007 Plan generally applicable to Insight and to participants who are U.S. citizens.
     Stock Options
     Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.
      Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price, increased by the amount of ordinary income, if any, the participant recognized.
     With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

     Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.
     Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to us by the participant for the shares. However, no later than 30 days after a participant receives a restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to us by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.
     Performance Awards and Other Stock Unit Awards. A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to us by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.
     Tax Consequences to Insight.  In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.
     Tax Withholding. We are authorized to withhold from any award granted or payment due under the 2007 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Compensation Committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of shares of our stock or by directing us to retain stock otherwise deliverable in connection with the award.
New Plan Benefits
     A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2007 Plan are discretionary. The closing price of our common stock, as reported on the Nasdaq Global Select Market on October 4, 2007, was $24.49 per share. Information with respect to our existing equity compensation plans, as of December 31, 2006, is provided on page 29.

Vote Required
     The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the resolution is required for approval of the 2007 Plan. The Board of Directors has unanimously approved the 2007 Plan and believes it to be in the best interests of Insight and our stockholders.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE INSIGHT ENTERPRISES, INC. 2007 OMNIBUS PLAN.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table gives information with respect to our existing equity compensation plans as of December 31, 2006:

	Number of		Number of Securities
	Securities to be	Weighted	Remaining Available for
	Issued upon	Average	Future Issuance under
	Exercise of	Exercise Price	Equity Compensation Plans
	Outstanding	of Outstanding	(Excluding Securities
Plan Category	Options	Options	Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,109,352	$19.33	3,729,617 (1)

Equity compensation plans not approved by security holders	174,111 (2)	$21.77	434,907 (3)

Total	5,283,463	$19.41	4,164,524

(1)	Consists of shares of common stock remaining available for issuance under the 1998 Long Term Incentive Plan. In October 1997, the stockholders approved the 1998 LTIP for officers, employees, directors and consultants or independent contractors. The 1998 LTIP authorizes grants of incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, restricted common stock and performance-based awards. In 2000, the stockholders approved an amendment to the 1998 LTIP increasing the number of shares eligible for awards to 6,000,000 and allowing our Board to reserve (which they have done) additional shares such that the number of shares of common stock remaining for grant under the 1998 LTIP and any of our other option plans, plus the number of shares of common stock granted but not yet exercised under the 1998 LTIP and any of our other option plans, shall not exceed 20% of the outstanding shares of our common stock at the time of calculation of the additional shares. This plan has no set expiration date, but the NASDAQ Marketplace Rules will require us to obtain new stockholder approval by 2010 if we desire to continue making awards under this plan after 2010. In 2006, the Company’s outside directors received 2,000 restricted stock units upon joining the Board and 1,000 restricted stock units annually. Beginning in 2007, the annual award to outside directors increased to 2,500 restricted stock units. Restricted stock units awarded to outside directors vest in three equal annual installments.

(2)	Consists of options that are outstanding under our 1999 Broad Based Plan which was not approved by our stockholders. In September 1999, we established the 1999 Broad Based Plan for our employees. The total number of stock options initially available for grant under the 1999 Broad Based Plan was 1,500,000; provided, however, that no more than 20% of the shares of stock available under the 1999 Broad Based Plan may be awarded to the Officers. Stock options available for grant under the 1999 Broad Based Plan are included in the total shares of common stock available to grant for awards under the 1998 Plan or 1999 Broad Based Plan discussed above.

(3)	Consists of shares available for grant as restricted stock under the 1998 Employee Restricted Stock Plan and the 1998 Officer Restricted Stock Plan.

     In September 1998, we established the 1998 Employee Restricted Stock Plan (the “1998 Employee RSP”) for our employees. The total number of shares of restricted common stock initially available for grant under the 1998 Employee RSP was 562,500 and as of December 31, 2006, 434,417 shares of restricted common stock were available for grant. There were no grants of restricted common stock under this plan during the years ended December 31, 2006, 2005 and 2004.
     In December 1998, we established the 1998 Officer Restricted Stock Plan (the “1998 Officer RSP”) for our officers. The total number of restricted common stock shares initially available for grant under the 1998 Officer RSP was 56,250 and as of December 31, 2006, 490 shares of restricted common stock were available for grant. There were no grants of restricted common stock under this plan during the years ended December 31, 2006, 2005 and 2004.
     In September 1999, we established the 1999 Broad Based Plan for our employees. The total number of stock options initially available for grant under the 1999 Broad Based Plan is 1,500,000; provided, however, that no more than 20% of the shares of stock available under the 1999 Broad Based Plan may be awarded to the Officers.
     The 1998 LTIP, 1998 Employee RSP, 1998 Officer RSP and 1999 Broad Based Plan (the “Plans”) are administered by the Compensation Committee of the Board. Except as provided below, the Compensation Committee has the exclusive authority to administer the Plans, including the power to determine eligibility, the types of awards to be granted, the price and the timing of awards. The Compensation Committee has, however, delegated to our Chief Executive Officer the authority to grant awards to individuals other than individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act.
     In May 2000, we established the Direct Alliance Corporation 2000 Long-Term Incentive Plan (the “Direct Alliance Plan”). We did not issue any stock options to acquire shares of common stock of Direct Alliance after 2000. The options that were issued in 2000 were fully vested on May 5, 2005 and were exercised on May 5, 2006. As described in Note 3 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC, Direct Alliance was sold on June 30, 2006, and $2,696,000 was paid to the holders of the 1,997,500 exercised Direct Alliance stock options.
EXECUTIVE COMPENSATION RECOVERY
     We have an incentive compensation recovery policy that applies to our executive officers. Under this policy, in the event of a material restatement of our financial results we may recover incentive income that was based on having met or exceeded performance targets if an executive officer engaged in fraud or intentional misconduct that resulted in an increase in his or her incentive income.

SUMMARY COMPENSATION TABLE
     The table below sets forth the total compensation for services rendered to us by our principal executive officer, our principal financial officer and our three other most highly compensated executive officers. We refer to these persons as named executive officers. The amounts shown include both amounts paid and amounts deferred.

						Non-Equity
						Incentive Plan	All Other
Name and Principal				Stock Awards	Option Awards	Compensation	Compensation
Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)
Richard A. Fennessy President and Chief Executive Officer	2006	695,000	150,000	807,555	2,313,872	1,397,553	4,812	5,368,792

Stanley Laybourne Chief Financial Officer, Secretary and Treasurer	2006	350,000	80,000	223,916	445,404	900,646	3,454	2,003,420

Mark T. McGrath President – Insight North America/APAC	2006	325,000	50,000	322,426	723,222	528,418	1,512	1,950,578

Stuart A. Fenton(6) President – Insight EMEA	2006	370,430	78,341	163,938	360,340	179,880	55,361	1,208,290

Gary M. Glandon Chief People Officer	2006	235,000	15,000	111,958	340,953	163,546	3,476	869,933

(1)	On February 15, 2007, the Compensation Committee approved discretionary cash bonuses for 2006 for the named executive officers.

(2)	These amounts reflect the dollar amount of compensation expense recognized for financial statement purposes for the year ended December 31, 2006, in accordance with SFAS No. 123R of awards pursuant to the 1998 LTIP and thus may include amounts from awards granted in and prior to 2006. No estimate of forfeitures is included in these amounts nor were any actual forfeitures included in these amounts.

(3)	These amounts reflect the dollar amount of compensation expense recognized for financial statement purposes for the year ended December 31, 2006, in accordance with SFAS No. 123R of awards pursuant to the 1998 LTIP and 1999 Broad Based Employee Stock Option Plan (the “1999 Broad Based Plan”) and thus may include amounts from awards granted prior to 2006. Assumptions used in the calculations of these amounts are included in the footnotes to the our audited consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 which are included in Item 8 of our annual reports on Form 10-K filed with the SEC. No estimate of forfeitures is included in these amounts nor were any actual forfeitures included in these amounts.

(4)	Non-Equity Incentive Plan Compensation includes bonuses paid to executives under the 2006 cash incentive plan as described in the Compensation Discussion and Analysis section.

(5)	All Other Compensation represents payments to:
•	Mr. Fennessy for matching contributions to his 401(k) and tax gross-up related to annual sales incentive trip of $3,300 and $1,512, respectively.

•	Mr. Laybourne for matching contributions to his 401(k) and tax gross-up related to annual sales incentive trip of $3,300 and $154, respectively.

•	Mr. McGrath for tax gross-up related to annual sales incentive trip of $1,512.

•	Mr. Fenton for auto allowances, retirement plan contribution and insurance premiums of $27,472, $26,928 and $961. The cost of the auto allowance for Mr. Fenton is considered a perquisite and exceeds $10,000.

•	Mr. Glandon for matching contributions to his 401(k) and tax gross-up related to annual sales incentive trip of $3,300 and $176, respectively
(6)	Mr. Fenton is native of the United Kingdom. He is paid in British Pounds Sterling. The amounts above were determined by multiplying the average exchange rates applicable at March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 by the compensation earned during the quarter.

GRANTS OF PLAN-BASED AWARDS
     The following table sets forth information regarding grants of plan-based awards made during the year ended December 31, 2006 to the named executive officers.

			Estimated Future Payouts Under Non			Estimated Future Payouts Under Equity			All Other Stock	Grant Date
			Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Awards: Number	Fair Value of
Name and Principal	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares of Stock	Stock Awards
Position	Date	Date(3)	($)	($)	($)	(#)	(#)	(#)	or Units (#) (4)	(S/Sh)
Richard A. Fennessy	1/19/2006	12/14/2005	—	—	—	—	24,000	36,000	—	21.36
	1/19/2006	12/14/2005	—	—	—	—	—	—	16,000	21.36
	1/24/2006	12/14/2005	—	1,203,750	1,805,625	—	—	—	—	—

Stanley Laybourne	1/19/2006	12/14/2005	—	—	—	—	18,000	27,000	—	21.36
	1/19/2006	12/14/2005	—	—	—	—	—	—	12,000	21.36
	1/24/2006	12/14/2005	—	775,750	1,163,625	—	—	—	—	—

Mark T. McGrath	1/19/2006	12/14/2005	—	—	—	—	18,000	27,000	—	21.36
	1/19/2006	12/14/2005	—	—	—	—	—	—	12,000	21.36
	1/24/2006	12/14/2005	—	465,985	698,978	—	—	—	—	—

Stuart A. Fenton	1/19/2006	12/14/2005	—	—	—	—	13,000	19,500	—	21.36
	1/19/2006	12/14/2005	—	—	—	—		—	9,000	21.36
	1/24/2006	12/14/2005	—	189,446 (5)	274,903 (5)	—	—	- -	—	—

Gary M. Glandon	1/19/2006	12/14/2005	—	—	—	—	9,000	13,500	—	21.36
	1/19/2006	12/14/2005	—	—	—	—	—	—	6,000	21.36
	1/24/2006	12/14/2005	—	144,450	199,342	—	—	—	—	—

(1)	Under the 2006 cash incentive compensation plan, Messrs. Fennessy, Laybourne, Fenton, McGrath and Glandon, earned cash incentive compensation based on achievement of financial objectives against targeted amounts for their respective business units, with payout varying with financial performance levels below and above target levels (awards were discretionary over or below specified levels). The target cash incentive amount was based on achievement of non-GAAP quarterly operating margin percentage, paid quarterly, on achievement of annual revenue growth, paid annually, and on the achievement of individual goals, paid annually. For Mr. Glandon only, a portion was also paid quarterly based on performance against quarterly performance goals. Additionally, for Mr. Fennessy only, the Nominating and Governance Committee of the Board annually evaluates Mr. Fennessy’s performance for the preceding year and, based on that review, the Compensation Committee, in its discretion, retains the right with respect to adjust his actual cash incentive compensation.

(2)	Pursuant to the 2006 performance-based equity-based incentive compensation program, grants of performance-based RSUs to Messrs. Fennessy, Laybourne, Fenton, McGrath and Glandon were also made in January 2006, and the number of actual RSUs ultimately awarded was determined by actual achievement of consolidated non-GAAP diluted EPS of the Company for the fiscal year ending December 31, 2006 against target consolidated non-GAAP diluted EPS. On the vest date, the RSUs converted to service-based RSUs and one-third of the RSUs vested, with the remainder vesting ratably over the following two years. All grants of RSUs were made under the 1998 LTIP.

(3)	On December 14, 2005, the Compensation Committee approved the number of RSUs to be granted to each executive officer subject to the reporting requirements of Section 16(a) of the Exchange Act on a date in January 2006 concurrent with the date upon which all other eligible employees were granted RSUs.

(4)	Under a service-based equity-based incentive compensation program, Messrs. Fennessy, Laybourne, Fenton, McGrath and Glandon received, in January 2006, varying levels of grants of service-based RSUs which vest ratably over three years. All grants of RSUs were made under the 1998 LTIP.

(5)	Mr. Fenton’s cash incentive threshold, target and maximum amounts for the 2006 cash incentive plan were translated into U.S. dollars using the average British Pound Sterling exchange rate in effect on the grant date of January 24, 2006 ($1.78).

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL PLANS
     The employment agreements with executives and the incentive compensation plans reflect our compensation philosophy. The employment agreements for Messrs. Fennessy, Laybourne, McGrath, Fenton and Glandon provide for continually renewing terms and establish base salaries and a mechanism for setting annual incentive bonuses. Under our 1998 LTIP, all outstanding options and other awards become fully exercisable and all restrictions on outstanding awards shall lapse upon a change in control. All other change in control benefits are “double trigger” (accelerated vesting is triggered by two events: a change in control plus a triggering termination under the change of control agreement), rather than “single trigger” (automated accelerated vesting upon a change in control).
     The material terms of the employment agreements are as follows:
     Richard A. Fennessy.
(i)	effective date as of November 15, 2004;

(ii)	a two-year initial term that automatically renews for a new two-year term each successive day after the start of the initial term;

(iii)	an annual salary of $695,000, increased to $700,000 effective January 1, 2007;

(iv)	a cash bonus of $350,000 that was paid within two weeks of the start date;

(v)	incentive compensation for years subsequent to 2005 determined by the Compensation Committee of the Board;

(vi)	a 500,000 share grant of non-qualified stock options of the Company granted at the start date at a price equal to the closing price of the Company’s common stock on the start date. The stock options vest ratably over three years and expire five years from the date of grant. The shares will become fully vested upon termination of employment for any reason, including cause, in the initial two year term and for the year following and will fully vest upon a change in control at any time during the vesting period;

(vii)	a 250,000 share grant of non-qualified stock options of the Company granted on January 3, 2005 at a price equal to the closing price of the Company’s common stock on January 3, 2005. The stock options vest ratably over three years and expire five years from the date of grant, but the shares will become fully vested upon termination of employment for any reason, including cause;

(viii)	a 75,000 share grant of restricted stock of the Company granted on January 3, 2005. Restrictions lift ratably over three years following the date of grant but the shares will become fully vested upon termination of employment for any reason, including cause;

(ix)	but the stock will fully vest upon a change in control at any time during the vesting period;

(x)	reasonable relocation and travel fees were reimbursed, and grossed-up for income taxes, during the period of relocation, starting at the start date and continuing for up to nine months following start date; legal fees incurred by Mr. Fennessy of up to $25,000 for preparation and negotiation of the employment contract were reimbursed;

(xi)	a severance payment upon termination “without cause” or termination by executive for “good reason” as those terms are defined in the agreement, payable on the date of termination, equal to two times Mr. Fennessy’s annual base salary, less any amounts paid during the notice period, and two times the higher annual bonus that would have been awarded, based on the calculation then in effect, during the one of the two immediately preceding fiscal years that would produce the higher award. Additionally, Mr. Fennessy will become fully vested in the initial 500,000 share option grant granted on his start date;

(xii)	a severance payment following a “change in control” of the Company if Mr. Fennessy terminates his employment “with cause” or the Company terminates his employment “without cause”, as those terms are defined in the agreement, prior to the expiration of 24 months after the change in control occurs, payable within ten days of his last day of work, equal to two times his highest annual base salary in effect during the term of the agreement and two times the higher annual bonus that would have been awarded, based on the calculation then in effect, during the one of the two immediately preceding fiscal years which would produce the higher award. Mr. Fennessy will become vested in any and all stock bonus and stock option plans and agreements of the Company in which Mr. Fennessy has an interest, vested or contingent. Additionally, Mr. Fennessy will be eligible for benefits (life, disability, accident, group health and dental) through the earlier of 42 months following termination or eligibility for new benefits. All payments made following a “change in control” are to be grossed-up for Mr. Fennessy’s excise taxes if the payment exceeds prescribed limits;

(xiii)	in the event of Mr. Fennessy’s death, his estate will be entitled to his annual base salary due through the date of his death and a prorated portion of any incentive compensation to which he would have been entitled had he not died for the year in which the agreement terminated due to death. In addition, his estate will receive a lump sum of the total amount of two times his annual base salary, less an amount equal to ninety days base salary;

(xiv)	in the event of Mr. Fennessy’s disability, he will be entitled to receive a lump sum of the total amount of two times his annual base salary, less an amount equal to ninety days base salary; and

(xv)	the agreement also provides for non-disclosure by Mr. Fennessy of our confidential information and includes covenants by Mr. Fennessy not to compete with the Company for a period of two years following termination of employment and not to solicit the employees, suppliers and customers for one year following termination of employment.
     The table below outlines the potential payments to Mr. Fennessy upon the occurrence of certain termination triggering events assuming a hypothetical effective date of termination of December 31, 2006:

		Stock Based
		Compensation
Triggering Event	Severance	Awards(1)	Benefits	Total
Involuntary Termination Without Cause or Voluntary Termination for Good Reason as defined in the employment agreement	$4,320,106	$1,346,524	$—	$5,666,630

Involuntary Termination — Change in Control	4,495,106	2,200,494	52,500	6,748,100

Disability	2,097,250	—	—	2,097,250

Death	1,225,000	—	—	1,225,000

(1)	This value represents the unamortized expense related to outstanding options and the unamortized expense related to outstanding RSUs and restricted stock awards at December 31, 2006.

     Stanley Laybourne.
(i)	effective date as of November 1, 2003;

(ii)	a two-year initial term that automatically renews for a new two-year term each successive day after the start of the initial term;

(iii)	an annual salary of $350,000, increased to $375,000 effective January 1, 2007;

(iv)	incentive compensation for years subsequent to 2005 determined by the Compensation Committee of the Board;

(v)	a severance payment upon termination “without cause” or termination by executive for “good reason” as those terms are defined in the agreement, payable on the date of termination, equal to two times Mr. Laybourne’s annual base salary, less any amounts paid during the notice period, and two times the higher annual bonus that would have been awarded, based on the calculation then in effect, during the one of the two immediately preceding fiscal years that would produce the higher award;

(vi)	a severance payment following a “change in control” of the Company if Mr. Laybourne terminates his employment “with cause” or the Company terminates his employment “without cause”, as those terms are defined in the agreement, prior to the expiration of 24 months after the change in control occurs, payable within ten days of his last day of work, equal to two times his highest annual base salary in effect during the term of the agreement and two times the higher annual bonus that would have been awarded, based on the calculation then in effect, during the one of the two immediately preceding fiscal years which would produce the higher award. Mr. Laybourne will become vested in any and all stock bonus and stock option plans and agreements of the Company in which Mr. Laybourne has an interest, vested or contingent. Additionally, Mr. Laybourne will be eligible for benefits (life, disability, accident, group health and dental) through the earlier of 42 months following termination or eligibility for new benefits. All payments made following a “change in control” are to be grossed-up for Mr. Laybourne’s excise taxes if the payment exceeds prescribed limits;

(vii)	in the event of Mr. Laybourne’s death, his estate will be entitled to his annual base salary due through the date of his death and a prorated portion of any incentive compensation to which he would have been entitled had he not died for the year in which the agreement terminated due to death. In addition, his estate will receive a lump sum of the total amount of two times his annual base salary, less ninety days;

(viii)	in the event of Mr. Laybourne’s disability, he will be entitled to receive a lump sum of the total amount of two times his annual base salary, less an amount equal to ninety days base salary; and

(ix)	the agreement also provides for non-disclosure by Mr. Laybourne of our confidential information and includes covenants by Mr. Laybourne not to compete with the Company for a period of two years following termination of employment and not to solicit the employees, suppliers and customers for one year following termination of employment.

     The table below outlines the potential payments to Mr. Laybourne upon the occurrence of certain termination triggering events assuming a hypothetical effective date of termination of December 31, 2006:

		Stock Based
		Compensation
Triggering Event	Severance	Awards(1)	Benefits	Total
Involuntary Termination Without Cause or Voluntary Termination for Good Reason as defined in the employment agreement	$2,617,542	$—	$—	$2,617,542

Involuntary Termination — Change in Control	2,711,292	721,095	52,500	3,484,887

Disability	656,250	—	—	656,250

Death	656,250	—	—	656,250

(1)	This value represents the unamortized expense related to outstanding options and the unamortized expense related to outstanding RSUs at December 31, 2006.
     On May 2, 2007, Insight announced that Mr. Laybourne is retiring from the Company and its Board of Directors. The effective date of his retirement is expected to be August 29, 2007. In connection with his retirement, the Company has agreed to provide Mr. Laybourne payments and benefits consistent with those required for termination without cause under his existing employment agreement.  In addition, the Company has agreed to extend the exercise period for Mr. Laybourne’s vested, unexercised options to 90 days following his retirement date. The calculation of Mr. Laybourne’s severance, according to the terms described under his agreement, is $2,842,000.
     Mark T. McGrath.
(i)	effective as of May 23, 2005;

(ii)	a two-year initial term that automatically renews for a new two-year term each successive day after the start of the initial term;

(iii)	an annual salary of $325,000, increased to $375,000 effective January 1, 2007;

(iv)	incentive compensation for years subsequent to 2005 determined by the Compensation Committee of the Board;

(v)	a grant of 200,000 options to purchase shares of the common stock of Insight on the date Mr. McGrath commenced employment with the exercise price set as the closing price for the common stock of Insight on the date of grant. The options vest ratably over three years and expire five years from the date of grant;

(vi)	a 15,000 share grant of restricted stock shares of the Company granted at the start date. Restrictions lift ratably over three years following the date of grant;

(vii)	reasonable relocation and travel fees reimbursed and grossed-up for income taxes, during the period of relocation, starting at the start date and continuing for up to twelve months following start date;

(viii)	if Mr. McGrath’s employment is terminated “without cause”, or if he resigns with “good reason”, as those terms are defined in the agreement, he will be entitled to a lump sum payment equal to two times his annual base salary (less any pay during the ninety day notice period), a prorated portion of any incentive compensation earned (and not previously paid) for the year in which termination (or resignation) takes place and one times the higher annual bonus from the two immediately preceding fiscal years;

(ix)	following a “change in control,” the agreement provides that if Mr. McGrath’s employment is terminated “without cause” or if Mr. McGrath terminates his employment for “good reason”, as these terms are defined in the agreement, prior to the expiration of 24 months following the change in control, Mr. McGrath will be entitled to receive a lump sum payment equal to two times his highest annual base salary in effect during the term of the agreement and two times the higher annual bonus from the two immediately preceding fiscal years. Additionally, Mr. McGrath will become vested in any and all stock bonus and stock option plans and will be eligible for benefits (life, disability, accident, group health and dental) through the earlier of 42 months following termination or eligibility for new benefits. All payments made following a “change in control” are to be grossed-up for Mr. McGrath’s excise taxes if the payment exceeds prescribed limits;

(x)	in the event of Mr. McGrath’s death, his estate will be entitled to his annual base salary due through the date of his death and a prorated portion of any incentive compensation to which he would have been entitled had he not died for the year in which the agreement terminated due to death. In addition, his estate will receive a lump sum of the total amount of two times his annual base salary, less an amount equal to ninety days base salary;

(xi)	in the event of Mr. McGrath’s disability, he will be entitled to receive a lump sum of the total amount of two times his annual base salary, less an amount equal to ninety days base salary; and

(xii)	the agreement also provides for non-disclosure by Mr. McGrath of our confidential information and includes covenants by Mr. McGrath not to compete with the Company for a period of as long as two years following termination of employment and not to solicit the employees, suppliers and customers for one year following termination of employment.
     The table below outlines the potential payments to Mr. McGrath upon the occurrence of certain termination triggering events assuming a hypothetical effective date of termination of December 31, 2006:

		Stock Based
		Compensation
Triggering Event	Severance	Awards(1)	Benefits	Total
Involuntary Termination Without Cause or Voluntary Termination for Good Reason as defined in the employment agreement	$1,234,668	$—	$—	$1,234,668

Involuntary Termination — Change in Control	1,906,836	1,072,309	52,500	3,031,645

Disability	656,250	—	—	656,250

Death	656,250	—	—	656,250

(1)	This value represents the unamortized expense related to outstanding options and the unamortized expense related to outstanding RSUs and restricted stock awards at December 31, 2006.

     Stuart A. Fenton.
(i)	effective date as of September 12, 2002, amended effective as of July 1, 2004;

(ii)	a term of employment that continues until terminated in accordance with the terms of the agreement;

(iii)	an annual salary of $370,400, increased to $419,000 effective January 1, 2007 (the amount is set in British Pounds Sterling and does not fluctuate with currency changes);

(iv)	eligibility for an incentive bonus, subject to achievement of performance criteria established by the Compensation Committee of the Board;

(v)	a grant of 50,000 options to purchase shares of the common stock of Insight shortly after the date Mr. Fenton commenced employment with the exercise price set as the closing price for the common stock of Insight on the date of grant. Half of the options vest three years from the date of grant and the other half vests five years from the date of grant;

(vi)	upon termination of employment for reasons other than those specifically defined in the agreement, we would be required to make a lump-sum payment in an amount equal to 165,000 GBP, less the amount paid in salary during the required statutory notice period; and

(vii)	the agreement also provides for non-disclosure by Mr. Fenton of our confidential information and includes covenants by Mr. Fenton not to compete with the Company for a period of twelve months following termination of employment and not to solicit the employees, suppliers and customers for a period of up to eighteen months following termination of employment.
     The table below outlines the potential payments to Mr. Fenton upon the occurrence of certain termination triggering events assuming a hypothetical effective date of termination of December 31, 2006:

		Stock Based
		Compensation
Triggering Event	Severance	Awards(1)	Total
Termination	$419,000	$—	$419,000

Involuntary Termination — Change in Control	419,000	557,266	976,266

(1)	This value represents the unamortized expense related to outstanding options and the unamortized expense related to RSUs at December 31, 2006.
     Gary M. Glandon.
(i)	effective as of January 12, 2007;

(ii)	a one-year initial term that automatically renews for a new one-year term each successive day after the start of the initial term;

(iii)	an annual base salary that may be adjusted from time to time in accordance with the procedures established by the Compensation Committee for salary adjustments to executives ($255,000 in 2007);

(iv)	eligibility for an annual incentive bonus, subject to achievement of performance criteria established by the Compensation Committee of the Board;

(v)	if Mr. Glandon’s employment is terminated “without cause,” or if he resigns with “good reason,” he will be entitled to a lump sum payment equal to his annual base salary for the remainder of the initial contract term or current renewal term of the contract and incentive compensation equal to (1) with respect to any incentive compensation plan with quarterly objectives, the sum of (i) a prorated bonus for the quarter in which the termination takes place and (ii) four times executive’s bonus for the last completed quarter, plus (2) with respect to any incentive compensation plan with annual objectives, a prorated bonus for the year in which the termination takes place;

(vi)	following a “change in control,” the agreement provides that if Mr. Glandon’s employment is terminated “without cause” or if Mr. Glandon terminates his employment for “good reason,” as these terms are defined in the agreement, prior to the expiration of 12 months following the change in control, Mr. Glandon will be entitled to receive a lump sum payment equal to his annual base salary for the remainder of the initial contract term or current renewal term of the contract and incentive compensation equal to (1) with respect to any incentive compensation plan with quarterly objectives, the sum of (i) a prorated bonus for the quarter in which the termination takes place and (ii) four times executive’s bonus for the last completed quarter, plus (2) with respect to any incentive compensation plan with annual objectives, a prorated bonus for the year in which the termination takes place;

(vii)	in the event of Mr. Glandon’s death, his estate will be entitled to his annual base salary for ninety days following the date of death in addition to incentive compensation equal to (1) with respect to any incentive compensation plan with quarterly objectives, the sum of (i) a prorated bonus for the quarter in which the termination takes place and (ii) the amount of incentive compensation for the last completed quarter prior to his death, plus (2) with respect to any incentive compensation plan with annual objectives, a prorated bonus for the year in which his death takes place;

(viii)	in the event of Mr. Glandon’s disability, he will be entitled to his annual base salary for ninety days following the date of the disability in addition to incentive compensation equal to (1) with respect to any incentive compensation plan with quarterly objectives, the sum of (i) a prorated bonus for the quarter in which the disability takes place and (ii) the amount of incentive compensation for the last completed quarter prior to his disability, plus (2) with respect to any incentive compensation plan with annual objectives, a prorated bonus for the year in which his disability takes place; and

(ix)	the agreement also provides for non-disclosure by Mr. Glandon of our confidential information and includes covenants by Mr. Glandon not to compete with Insight for a period of one year following termination of employment and not to solicit the employees, suppliers and customers for one year following termination of employment.

     The table below outlines the potential payments to Mr. Glandon upon the occurrence of certain termination triggering events assuming a hypothetical effective date of termination of December 31, 2006:

		Stock Based
		Compensation
Triggering Event	Severance	Awards(1)	Total
Involuntary Termination Without Cause or Voluntary Termination for Good Reason as defined in the employment agreement	$612,092	$—	$612,092

Involuntary Termination — Change in Control	618,348	437,526	1,055,874

Disability	385,376	—	385,376

Death	385,376	—	385,376

(1)	This value represents the unamortized expense related to outstanding options and the unamortized expense related to outstanding RSUs at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     The following table sets forth information regarding outstanding equity awards at December 31, 2006 for the named executive officers.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
							Market	Plan	Market
			Equity				Value of	Awards:	Value of
	Number		Incentive Plan				Shares,	Number of	Unearned
	of		Awards:				Units or	Unearned	Shares,
	Securities	Number of	Number of			Number of	Other	Share, Units	Units or
	Underlying	Securities	Securities			Shares or	Rights of	or Other	Other
	Unexercised	Underlying	Underlying			Units of Stock	Stock That	Rights That	Rights That
	Options	Unexercised Options	Unexercised	Option	Option	That Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Unearned	Exercise Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	Options (#)	($)	Date	(#)(1)	($)(2)	(#)(3)	($)(4)
Richard A. Fennessy	333,334	166,666	—	19.90	11/15/2009	—	—	—	—
	83,334	166,666	—	20.36	1/3/2010	—	—	—	—
	33,334	66,666	—	18.53	5/6/2010	—	—	—	—
	—	—	—	—	—	50,000	943,500	—	—
	—	—	—	—	—	16,000	301,920	—	—
	—	—	—	—	—	—	—	28,800	543,456

Stanley Laybourne	25,000	—	—	15.22	9/30/2008
	37,500	—	—	16.92	7/1/2009	—	—	—	—
	69,750	23,250	—	21.25	2/4/2009	—	—	—	—
	90,000	—	—	18.42	9/28/2009	—	—	—	—
	7,500	—	—	18.42	9/28/2009	—	—	—	—
	15,000	—	—	18.42	9/28/2009	—	—	—	—
	112,500	—	—	22.67	2/3/2010	—	—	—	—
	26,667	53,333	—	18.53	5/6/2010	—	—	—	—
	150,000	—	—	16.19	1/2/2011
	—	—	—	—	—	12,000	226,440	—	—
	—	—	—	—	—	—	—	21,600	407,592

Mark T. McGrath	66,667	133,333	—	19.72	5/23/2010	—	—	—	—
	—	—	—	—	—	10,000	188,700	—	—
	—	—	—	—	—	12,000	226,440	—	—
	—	—	—	—	—	—	—	21,600	407,592

Stuart Fenton	8,333	—	—	7.04	3/4/2008	—	—	—	—
	34,875	11,625	—	21.25	2/4/2009	—	—	—	—
	8,333	8,333	—	16.18	8/26/2009	—	—	—	—
	20,000	40,000	—	18.53	5/6/2010	—	—	—	—
	—	25,000	—	10.02	10/14/2012	—	—	—	—
	—	—	—	—	—	9,000	169,830	—	—
	—	—	—	—	—	—	—	15,600	294,372

Gary M. Glandon	16,667	33,333	—	18.35	2/21/2010	—	—	—	—
	20,000	40,000	—	18.53	5/6/2010	—	—	—	—
	—	—	—	—	—	6,000	113,220	—	—
	—	—	—	—	—	—	—	10,800	203,796

(1)	Under various service-based equity-based incentive compensation programs, Messrs. Fennessy, Laybourne, McGrath, Fenton, and Glandon have received varying levels of grants of service-based RSUs and restricted stock awards that will vest ratably over three years. All grants of RSUs were made under the 1998 Plan.

(2)	Represents the value based upon the number of shares awarded multiplied by the closing price on December 31, 2006 (calculated by multiplying the number of shares by $18.87, the closing price reported by The Nasdaq Global Select Market).

(3)	Pursuant to the 2006 performance-based equity-based incentive compensation program, grants of performance-based RSUs to Messrs. Fennessy, Laybourne, Fenton, McGrath and Glandon were also made in January 2006, and the number of actual RSUs ultimately awarded was determined by actual achievement of consolidated non-GAAP diluted EPS of the Company for the fiscal year ending December 31, 2006 against target consolidated non-GAAP diluted EPS. On the vest date, the RSUs converted to service-based RSUs and one-third of the RSUs vested, with the remainder vesting ratably over the following two years. All grants of RSUs were made under the 1998 Plan.

(4)	Represents the value based upon the number of shares awarded multiplied by the closing price on December 31, 2006 (calculated by multiplying the number of shares by $18.87, the closing price reported by The Nasdaq Global Select Market).
OPTION EXERCISES AND STOCK VESTED TABLE
     The following table sets forth information with respect to shares of Insight Enterprises, Inc. common stock acquired through exercises of stock options and vesting of restricted shares and the number of shares acquired and value realized on exercise or vesting by the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)
Richard A. Fennessy	—	—	25,000	494,750

Stanley Laybourne	50,000	340,345	—	—
	50,000	338,350	—	—
	300,000 (1)	404,910 (1)	—	—

Mark T. McGrath	—	—	5,000	91,500

(1)	On June 30, 2006, we completed the sale of 100% of the outstanding stock of Direct Alliance to TeleTech and paid $2,696,000 to the holders of 1,997,500 exercised Direct Alliance stock options. See further discussion of this transaction in the footnotes to the our audited consolidated financial statements for the fiscal years ended December 31, 2006, which are included in Item 8 of our annual reports on Form 10-K filed with the SEC.

DIRECTOR COMPENSATION
     Employee directors do not receive any separate compensation for their Board activities. Each non-employee director receives $15,000 per quarter for serving on the Board, an additional $2,500 per quarter for each Board Committee on which he or she serves and reimbursement for reasonable expenses incurred in connection with service as a director. An additional $1,250 per quarter is paid to the director serving as Chairman of the Audit Committee. In 2006, outside directors received 2,000 RSUs upon joining the Board and 1,000 RSUs annually. Beginning in 2007, the annual award to outside directors increased to 2,500 RSUs based on peer group comparisons reported by Towers Perrin and will vest over three years, subject to continued Board service. For 2006, Mr. Timothy A. Crown, Chairman of the Board, was paid a $250,000 retainer in lieu of standard compensation for directors and based primarily on his consultative relationship with our Chief Executive Officer, Richard A. Fennessy, and his time commitments to the Company as Chairman of the Board. For 2007, the Compensation Committee has recommended to the Board for approval and the Board has approved a $50,000 retainer for Mr. Timothy A. Crown for service as Chairman of the Board, which is in addition to the standard fees for service as a non-employee director.

		Fees Earned or
		Paid in			All Other
		Cash	Stock Awards	Option Awards	Compensation
Name	Year	($)	($)(1)	($)(2)	($)	Total ($)
Eric J. Crown(3)	2006	62,500	5,418	11,771	—	79,689

Timothy A. Crown	2006	250,000	5,418	304,126 (4)	—	559,544

Bennett Dorrance	2006	82,500	5,418	19,055	—	106,973

Michael M. Fisher	2006	102,500	5,418	11,771	—	119,689

Larry A. Gunning	2006	80,000	5,418	11,771	—	97,189

Robertson C. Jones	2006	90,000	5,418	11,771	—	107,189

Kathleen S. Pushor	2006	82,500	5,418	17,201	—	105,119

David J. Robino(5)	2006	—	—	—	—	—

(1)	These amounts reflect the dollar amount recognized for financial statement purposes for the year ended December 31, 2006, in accordance with SFAS No. 123R of awards pursuant to the 1998 Plan and thus may include amounts from awards granted prior to 2006. Assumptions used in the calculations of these amounts are included in Footnote 3 to the Company’s audited consolidated financial statements for the fiscal years ending December 31, 2005 and 2006 included in the Company’s annual reports on Form 10-K filed with the SEC. An estimate of forfeitures is not included in these amounts nor were any actual forfeitures included in these amounts.

(2)	These amounts reflect the dollar amount recognized for financial statement purposes for the year ended December 31, 2006, in accordance with SFAS No. 123R of awards pursuant to the 1998 Plan and 1999 Broad Based Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculations of these amounts are included in Footnote 3 to the Company’s audited consolidated financial statements for the fiscal years ending December 31, 2005 and 2006 included in the Company’s annual reports on Form 10-K filed with the SEC. An estimate of forfeitures is not included in these amounts nor were any actual forfeitures included in these amounts.

(3)	On May 10, 2007, Mr. Crown informed us that he has decided not to stand for re-election to the Board and will retire from Board service upon the completion of his current term at the 2007 annual meeting of stockholders.

(4)	This compensation expense is related to a stock option award grant that Mr. Crown received on March 17, 2004 for 186,000 options while he was still our Chief Executive Officer. The award vests over four years.

(5)	Mr. Robino was appointed as a Class I director on May 1, 2007 and will stand for election at the current annual meeting.
The cost of certain perquisites and other personal benefits are not included because in the aggregate they did not exceed, in the case of any named executive officer, $10,000.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
     Our practice has been that any transaction with respect to a director or executive officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act must be reviewed and approved, or ratified, in advance by the Audit Committee. Any such related party transactions will only be approved or ratified if the Audit Committee determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the company, or otherwise create a conflict of interest that would be detrimental to the company. All of the transactions relating to our directors and executive officers who are subject to the reporting requirements of Section 16(a) of the Exchange Act described below have been reviewed and approved or ratified by our Audit Committee.
     We sponsor the Insight Bowl, a post-season intercollegiate football game that is played annually in Arizona. We have a multi-year sponsorship agreement with the Valley of the Sun Bowl Foundation d/b/a Insight Bowl, the not-for-profit entity that conducts the Insight Bowl game and related activities. During 2006, we paid the Valley of the Sun Bowl Foundation and related entities approximately $1,196,000 for sponsorship arrangements, ticket purchases and miscellaneous expenses. Stanley Laybourne, a member of our Board and our Chief Financial Officer, Secretary and Treasurer, serves as the Chief Financial Officer of these organizations and receives nominal compensation from the organizations for that service. We believe we obtain important local and national public relations benefits from our sponsorship and participation in these events, and we use the Insight Bowl game and related events to entertain customers, suppliers and employees. We also believe the terms of the sponsorship agreement are as advantageous to us as we would obtain in an arm’s length transaction. The final sponsorship agreement was approved by our Board with Mr. Laybourne abstaining from the vote.
CODE OF ETHICS
     We have adopted a Code of Ethics that applies to directors and all employees, including our Chief Executive Officer and our senior financial executives. The Code of Ethics is posted on our website, www.insight.com, and may be found in our “Investor Relations” section, which can be accessed in the drop down menu under “About Insight” on our welcome page. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendments to, or waivers from, a provision of our Code of Ethics by posting such information on our website at the location specified above, unless otherwise required by NASDAQ Marketplace Rules to disclose any such waiver on Form 8-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the securities laws of the United States, our directors, executive officers, and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose any known failure to file by these dates. Based upon a review of such reports furnished to us, or written representations that no reports were required, we believe that these filing requirements were satisfied in a timely manner during the year ended December 31, 2006, except for five late Form 4 reports, filed on May 3, 2006, with respect to the annual grants of 1,000 RSUs to Messrs. Dorrance, Fisher, Gunning, and Jones and Ms. Pushor granted on April 4, 2006.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2007 (except as otherwise indicated) by (i) each person or entity known to us own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all directors and executive officers as a group.

	Shares of Common Stock
Name	Beneficially Owned(1)
	Number of Shares		Percent
FMR Corp	6,347,182	(2)	12.93%

Barclays Global Investors, N.A. and affiliated entities	4,848,282	(3)	9.87%

Prudential Financial, Inc.	3,175,352	(4)	6.47%

Dimensional Fund Advisors Inc.	3,156,658	(5)	6.43%

Jennison Associates LLC	3,042,904	(6)	6.20%

Richard A. Fennessy	656,602	(7)	1.29%

Eric J. Crown	548,345	(8)	1.08%

Timothy A. Crown	439,500	(9)	*

Stanley Laybourne	286,200	(10)	*

Mark T. McGrath	159,534	(11)	*

Gary M. Glandon	75,434	(12)	*

Stuart A. Fenton	59,875	(13)	*

Robertson C. Jones	14,094	(14)	*

Bennett Dorrance	14,001	(15)	*

Michael M. Fisher	13,819	(16)	*

Larry A. Gunning	12,094	(17)	*

Kathleen S. Pushor	3,668	(18)	*

David J. Robino	—		*

All directors and executive officers as a group (16 persons)	2,492,492	(19)	4.79%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. In accordance with SEC rules, a person is deemed to own beneficially any shares that such person has the right to acquire within 60 days of the date of determination of beneficial ownership. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Share data based on information in an amendment to a Schedule 13G filed on February 14, 2007 with the SEC by FMR Corp. As of December 31, 2006, the Schedule 13G indicates that FMR Corp. had sole voting power with respect to 1,235,567 shares, shared voting power with respect to no shares, sole dispositive power with respect to 6,347,182 shares and shared dispositive power with respect to no shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02199.

(3)	Share data based on information in a Schedule 13G filed on January 23, 2007 with the SEC by Barclays Global Investors, NA (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Fund Advisors”), Barclays Global Investors, LTD (“Barclays Investors Ltd.”), Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan Trust”) and Barclays Global Investors Japan Limited (“Barclays Japan Limited”). As of December 31, 2006, the Schedule 13G indicates that Barclays Investors has sole voting power as to 3,151,201 shares and sole dispositive power as 3,310,442 shares, Barclays Fund Advisors has sole voting power of 1,507,060 shares and sole dispositive power as to 1,507,060 shares, Barclays Investors Ltd. has sole voting power and sole dispositive power as to 30,780 shares, Barclays Japan Trust and Barclays Japan Limited both have sole voting power and sole dispositive power as to 0 shares. The address for Barclays Investors and Barclays Fund Advisors is 45 Fremont Street, San Francisco 94105, the address for Barclays Investors Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH, the address for Barclays Japan Trust and Barclays Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuy-Ku, Tokyo 150-0012 Japan.

(4)	Share data based on information in an amendment to a Schedule 13G filed on February 9, 2007 with the SEC by Prudential Financial, Inc. As of December 31, 2006, the Schedule 13G indicates that Prudential Financial Inc. had sole voting power with respect to 575,429 shares, shared voting power with respect to 2,599,923 shares, sole dispositive power with respect to 575,429 shares and shared dispositive power with respect to 2,599,923 shares. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777.

(5)	Share data based on information in an amendment to a Schedule 13G filed on February 9, 2007 with the SEC by Dimensional Fund Advisors Inc. As of December 31, 2006, the Schedule 13G indicates that Dimensional Fund Advisors Inc. had sole voting power with respect to 3,156,658 shares, shared voting power with respect to no shares, sole dispositive power with respect to 3,156,658 shares and shared dispositive power with respect to no shares. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6)	Share data based on information in a Schedule 13G filed on February 13, 2007 with the SEC by Jennison Associates LLC. As of December 31, 2006, the Schedule 13G indicates that Jennison Associates LLC had sole voting power with respect to 3,042,904 shares, shared voting power with respect to no shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 3,042,904 shares. The address of Jennison Associates LLC is 466 Lexington Avenue, New York, NY 10017.

(7)	Includes 566,668 shares subject to options exercisable within 60 days of August 31, 2007.

(8)	Includes 295,000 shares subject to options exercisable within 60 days of August 31, 2007.

(9)	Includes 139,500 shares subject to options exercisable within 60 days of August 31, 2007.

(10)	Includes 275,000 shares subject to options exercisable within 60 days of August 31, 2007.

(11)	Includes 133,334 shares subject to options exercisable within 60 days of August 31, 2007.

(12)	Includes 73,334 shares subject to options exercisable within 60 days of August 31, 2007.

(13)	Includes 59,875 shares subject to options exercisable within 60 days of August 31, 2007.

(14)	Includes 11,760 shares subject to options exercisable within 60 days of August 31, 2007.

(15)	Includes 9,167 shares subject to options exercisable within 60 days of August 31, 2007.

(16)	Includes 11,760 shares subject to options exercisable within 60 days of August 31, 2007.

(17)	Includes 11,760 shares subject to options exercisable within 60 days of August 31, 2007.

(18)	Includes 3,334 shares subject to options exercisable within 60 days of August 31, 2007.

(19)	Includes 1,769,884 shares subject to options exercisable within 60 days of August 31, 2007.
AUDIT COMMITTEE REPORT
     As described more fully in its charter, which was amended in May 2007, the purpose of the Audit Committee is to assist the Board in its general oversight of Insight’s financial reporting, internal control and audit functions. Insight’s management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Insight’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).
     Among other matters, the Audit Committee monitors the activities and performance of Insight’s internal auditors and KPMG, including the audit scope, auditor independence matters and the extent to which KPMG may be retained to perform non-audit services. The Audit Committee has the ultimate authority and responsibility to select, evaluate, and when appropriate, replace the independent registered public accounting firm. The Audit Committee also reviews the results of the internal auditors and KPMG work with regard to the adequacy and appropriateness of Insight’s financial, accounting and internal controls, including obtaining progress reports throughout the year on Insight’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee engaged in regular discussions with the director of internal audit and KPMG without the presence of members of management during 2006. Management and KPMG presentations to, and discussions with, the Audit Committee also covered various topics and events that have significant financial impact on Insight or were the subject of discussions between management and KPMG. In this context, the Audit Committee met 9 times during 2006, during which it held executive sessions with senior members of Insight’s financial management team, the vice president of internal audit and KPMG.
     The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by KPMG. For each non-audit service, as defined in the policy, performed by KPMG, an engagement letter confirming the scope and terms of the work to be performed is submitted to the Audit Committee for pre-approval. Any modification to an executed engagement letter must also be pre-approved by the Audit Committee. As permitted by Section 10A(i)(3) of the Exchange Act, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for all engagements under $50,000. The Chairman of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next regular quarterly meeting. All non-audit services provided by KPMG were pre-approved by the Audit Committee during 2006.
     Management has reviewed Insight’s audited consolidated financial statements with the Audit Committee including a discussion of the quality, not just the acceptability, of the relevant accounting principles, the reasonableness of significant judgments made in connection with critical accounting principles and the accuracy and clarity of disclosures in the consolidated financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of Insight have been prepared in conformity with United States generally accepted accounting principles.
     The Audit Committee discussed with KPMG the matters required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” KPMG also provided to the Audit Committee a letter with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with KPMG their independence.
     Based on the Audit Committee’s discussions with management and KPMG and its review of the representations of management and the reports of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Insight’s annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC.
AUDIT COMMITTEE:

Michael M. Fisher, Chairman	Robertson C. Jones	Kathleen S. Pushor
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Our independent registered public accounting firm during the year ended December 31, 2006 was KPMG. KPMG has audited our consolidated financial statements since 1988.
Fees and Independence
     Audit Fees. KPMG billed us an aggregate of $5,026,000 and $1,560,000 for professional services rendered for the audit of our consolidated financial statements, reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q and statutory audits for foreign subsidiaries for the years ended December 31, 2006 and 2005, respectively.
     Audit-Related Fees. KPMG billed us an aggregate of $0 and $0 for assurance and services related to employee benefit plan audits, accounting consultations, due diligence related to mergers and acquisitions and additional attest services for the years ended December 31, 2006 and 2005, respectively.
     Tax Fees. Tax fees billed by KPMG for the years ended December 31, 2006 and 2005 of $95,000 and $123,000, respectively, include fees for services relating to tax compliance, unclaimed property, expatriates and tax planning and advice, including assistance with tax audits.
     All Other Fees. There were no other fees paid to KPMG for the years ended December 31, 2006 and 2005.
     The Audit Committee has determined that the provision of services by KPMG described in the preceding paragraphs is compatible with maintaining KPMG’s independence. All permissible non-audit services provided by KPMG in 2006 were pre-approved by the Audit Committee. In addition, no audit engagement hours were spent by people other than KPMG’s full-time, permanent employees.
     Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, our Audit Committee has approved all auditing and non-audit services performed to date and currently planned to be provided related to the fiscal year 2006 by our independent registered public accounting firm, KPMG. The services include the annual audit, quarterly reviews, statutory audits for foreign subsidiaries, issuances of consents related to SEC filings and certain tax compliance services.
PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF KPMG
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Our Audit Committee has retained KPMG as our independent registered public accounting firm for the year ending December 31, 2007, and we are asking stockholders to ratify that appointment. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment but will not necessarily select another firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders. Representatives of KPMG will attend the annual meeting, have an opportunity to make a statement and be available to answer questions.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2007
STOCKHOLDER PROPOSALS
     The date of our 2008 annual meeting has been set for May 6, 2008. This date has changed by more than 30 days from our 2007 annual meeting, which is being held on November 12, 2007. Accordingly, the SEC’s proxy rules and regulations provide that the deadline for submitting proposals to be included in the proxy statement and form of proxy relating to the 2008 meeting must be a reasonable time before the company begins to print and send its 2008 proxy materials. If any stockholder would like to make a proposal at our 2008 annual meeting, including the nomination of a director candidate, we must receive it no later than January 15, 2008 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders may propose director candidates for consideration by sending the name of any recommended candidate, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of our common stock to our Corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284. If any stockholder intends to present a proposal at the 2008 annual meeting of stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than February 6, 2008 and no later than March 8, 2008. Any notice received prior to February 6, 2008 or later than March 8, 2008, is untimely. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Proposals should be addressed to our Corporate Secretary at 1305 West Auto Drive, Tempe, Arizona 85284.
OTHER MATTERS
     We know of no other matters to be brought before the annual meeting. If any other matter properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by the proxies as the Board may recommend.

Annex A
INSIGHT ENTERPRISES, INC.
2007 OMNIBUS PLAN
SECTION 1. PURPOSE
The purpose of the Insight Enterprises, Inc. 2007 Omnibus Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.
SECTION 2. DEFINITIONS
Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.
SECTION 3. ADMINISTRATION
3.1 Administration of the Plan
The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto, and an “independent director” within the meaning of Nasdaq Marketplace Rule 4200. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.
3.2 Administration and Interpretation by Committee
(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to: (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b) In no event, however, shall the Committee have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or SAR or amend an outstanding Option or SAR to provide for the grant or issuance of a new Option on exercise of the original Option or SAR. For this purpose, a “repricing” also means (A) any other action that is treated as a “repricing” under generally accepted accounting principles and (B) repurchasing for cash or canceling an Option or SAR at a time when its purchase or grant price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 15. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.
(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.
SECTION 4. SHARES SUBJECT TO THE PLAN
4.1 Authorized Number of Shares
Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be 4,250,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

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4.2 Share Usage
(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan.
(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.
(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.
4.3 Limitations
Notwithstanding any other provisions of the Plan to the contrary, Awards granted with respect to 90% of the shares authorized for issuance under the Plan, other than (a) Awards of Options or SARs and (b) Awards granted to the Company’s nonemployee directors, shall, at a minimum, be subject to a forfeiture restriction for the lesser of (i) a three year period from the Grant Date, over which the

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forfeiture restriction lapses periodically based primarily on continuous service to the Company or a Related Company, and (ii) one year from Grant Date for a forfeiture restriction that lapses based primarily upon the accomplishment of performance goals determined by the Committee in its discretion. In no event shall the Committee have the right, without shareholder approval, to cancel, waive or amend the provisions of this Section 4.3 other than in the event of death, Disability, Retirement, or a Company Transaction, Change in Control, sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company.
SECTION 5. ELIGIBILITY
An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
SECTION 6. AWARDS
6.1 Form, Grant and Settlement of Awards
The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.
6.2 Evidence of Awards
Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.
6.3 Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the notice or agreement evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.

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SECTION 7. OPTIONS
7.1 Grant of Options
The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.
7.2 Option Exercise Price
The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish an exercise price that is equal to the average of 100% of the Fair Market Value over a period of trading days not to exceed 30 days; provided, however, that any period of trading days used to calculate any such average shall commence on or after the Grant Approval Date of any Award for which such average is being used and shall end on or before the Grant Date.
7.3 Term of Options
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be ten years from the Grant Date or such shorter period as established for that Option by the Committee.
7.4 Exercise of Options
The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.
7.5 Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:
(a) cash, check or wire transfer;

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(b) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have a Fair Market Value on the date of exercise of the Option equal to the exercise price of the Option and, if applicable, shares equal to or less than the withholding required by Section 12 hereof;
(c) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(c) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
(d) such other consideration as the Committee may permit.
7.6 Effect of Termination of Service
The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.
SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS
Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.
SECTION 9. STOCK APPRECIATION RIGHTS
9.1 Grant of Stock Appreciation Rights
The Committee may grant SARs to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be ten years from the Grant Date or such shorter period as established for that SAR by the Committee, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all

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or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.
9.2 Payment of SAR Amount
Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
Subject to Section 18.5, the Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS
10.1 Grant of Stock Awards, Restricted Stock and Stock Units
Subject to Section 4.3, the Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.
10.2 Vesting of Restricted Stock and Stock Units
Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.
10.3 Waiver of Restrictions
Subject to Section 18.5, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

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SECTION 11. PERFORMANCE AWARDS
11.1 Performance Shares
The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
11.2 Performance Units
The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
SECTION 12. OTHER STOCK OR CASH-BASED AWARDS
Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.
SECTION 13. WITHHOLDING
The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

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The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate.
SECTION 14. ASSIGNABILITY
No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify; provided, however, that under no circumstances shall an Award be transferable for value or consideration.
SECTION 15. ADJUSTMENTS
15.1 Adjustment of Shares
In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in: (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities set forth in Section 4.3; (iv) the maximum numbers and kind of securities set forth in Section 16.3; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.
Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to,

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outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.
15.2 Dissolution or Liquidation
To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.
15.3 Company Transaction; Change in Control
15.3.1	Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction
Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Company Transaction that is not (a) a Change in Control or (b) a Related Party Transaction:
(i) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, if and to the extent such Awards are not converted, assumed or replaced by the Successor Company. For the purposes of this Section 15.3.1, an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.
(ii) All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date

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of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.
(iii) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Award.
15.3.2	Effect of a Change in Control
Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:
(a) any Options and SARs outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;
(b) any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;
(c) all Performance Shares and Performance Units shall be considered to be earned at the target level and payable in full, any deferral or other restriction shall lapse and such Performance Shares and Performance Units shall be immediately settled or distributed; and
(d) any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
15.3.3	Change in Control Cash-Out
Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Change in Control Exercise Period”), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share, shall have the right, whether or not the Award is fully vested and/or exercisable and without regard to any deferral or other restriction and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the

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Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:
(a) for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and
(b) for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock under the Restricted Stock or Performance Share, multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.
15.4 Further Adjustment of Awards
Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.
15.5 No Limitations
The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
15.6 Fractional Shares
In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.
15.7 Section 409A of the Code
Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 or any other amendments to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to this Section 15 or any other amendments to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment or amendment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Plan Administrator shall not have the authority to make any adjustments pursuant to this Section 15 or to otherwise amend and Award

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to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.
SECTION 16. CODE SECTION 162(m) PROVISIONS
Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.
16.1 Performance Criteria
If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of the exemption under Section 162(m) of the Code.
16.2 Adjustment of Awards
Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount

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payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.
16.3 Limitations
Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 500,000 shares of Common Stock for such Award, except that the Company may make additional onetime grants of such Awards for up to 1,000,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other Awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $10,000,000.
The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
SECTION 17. AMENDMENT AND TERMINATION
17.1 Amendment, Suspension or Termination
The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.
17.2 Term of the Plan
Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the stockholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.
17.3 Consent of Participant
The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a

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manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.
Subject to Section 18.5, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of a Participant to the extent the Board deems necessary or advisable to (i) comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations or (ii) to ensure that an Award is not subject to additional taxes, interest or penalties under Section 409A of the Code.
SECTION 18. GENERAL
18.1 No Individual Rights
No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.
18.2 Issuance of Shares
Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.
As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to

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ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.
To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
18.3 Indemnification
Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.
18.4 No Rights as a Stockholder
No Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
18.5 Compliance With Laws and Regulations
In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.
Any Award granted pursuant to the Plan is intended to comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and including transition guidance, to the extent Section 409A of the Code is applicable thereto and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Company deems necessary to comply with

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Section 409A of the Code and any official guidance issued thereunder. Notwithstanding any other provision in the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representations that the Awards shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. Also notwithstanding the foregoing, if at the time of a scheduled vesting date for an Award granted under the Plan that is subject to Section 409A of the Code the Participant is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Company, and payment would be treated as a payment made on “separation from service” within the meaning of that term under Section 409A of the Code, then, if such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code, the payment shall be delayed until the date which is six months after the date of such separation from service or, if earlier, the date of the Participant’s death.
18.6 Participants in Other Countries or Jurisdictions
Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.
18.7 No Trust or Fund
The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
18.8 Successors
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

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18.9 Severability
If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
18.10 Choice of Law and Venue
The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Arizona without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Arizona.
18.11 Legal Requirements
The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
SECTION 20. EFFECTIVE DATE
The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

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APPENDIX A
DEFINITIONS
As used in the Plan,
“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.
“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.
“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.
“Board” means the Board of Directors of the Company.
“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:
(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company; or (iv) a Related Party Transaction; or
(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or

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threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.
“Change in Control Exercise Period” has the meaning set forth in Section 15.3.3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” has the meaning set forth in Section 3.1.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” means Insight Enterprises, Inc., a Delaware corporation.
“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:
(a) a merger or consolidation of the Company with or into any other company or other entity;
(b) a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or
(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.
Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.
“Compensation Committee” means the Compensation Committee of the Board.
“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.
“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
“Effective Date” has the meaning set forth in Section 20.
“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.
“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

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“Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
“Grant Approval Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award; provided, however, that the Grant Approval Date for an Award shall be on or before the Grant Date for such Award.
“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.
“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
“Option” means a right to purchase Common Stock granted under Section 7.
“Option Expiration Date” means the last day of the maximum term of the Option.
“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.
“Participant” means any Eligible Person to whom an Award is granted.
“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.
“Performance Criteria” has the meaning set forth in Section 16.1.
“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.
“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.
“Plan” means Insight Enterprises, Inc. 2007 Omnibus Plan.
“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.
“Related Party Transaction” means a Company Transaction pursuant to which:
(a) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership,

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immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;
(b) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and
(c) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).
“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.
“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.
“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.
“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.
“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.
“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.
“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an

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Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.
“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

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INSIGHT ENTERPRISES, INC. ANNUAL MEETING OF STOCKHOLDERS Monday, November 12, 2007 11:00 a.m. M.S.T. Insight Corporate Headquarters 1305 West Auto Drive Tempe, Arizona 85284 Insight Enterprises, Inc. 1305 West Auto Drive, Tempe, Arizona 85284 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 12, 2007. The shares of stock you hold in your account will be voted as you specify. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3. By signing this proxy, you revoke all prior proxies and appoint RICHARD A. FENNESSY AND STANLEY LAYBOURNE and each of them acting in the absence of the others, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.

COMPANY # There are three ways to vote your proxy: Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ????EASY ????IMMEDIATE • Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 9, 2007. • Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you. VOTE BY INTERNET — http://www.eproxy.com/nsit/ — QUICK ????EASY ????IMMEDIATE • Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 9, 2007. • Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Insight Enterprises, Inc. c/o Shareowner ServicesY, P.O. Box 64873, St. Paul, MN 55164-0873. If voting by phone or Internet, you should not mail your proxy card. Please detach here The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. 1. Election of Three Class I Directors: 01 Bennett Dorrance h Vote FOR h Vote WITHHELD 02 Michael M. Fisher all nominees from all nominees 03 David J. Robino (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To approve our 2007 Omnibus Plan. h For h Against h Abstain 3. To ratify the appointment of KPMG LLP as our independent registered public h For h Against h Abstain accounting firm for the year ending December 31, 2007. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS. Address Change? Mark Box h Planning to attend the Date Indicate changes below: Annual Meeting? Mark Box h Signature(s) in Box Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.